                                                                   EXHIBIT 10.18



                                   CREDIT AGREEMENT



                                     by and among



                                THE BISYS GROUP, INC.,

                              THE LENDERS PARTY HERETO,

                                         AND

                        THE BANK OF NEW YORK, AS ISSUING BANK
                                     AND AS AGENT


                                         with


                        BNY CAPITAL MARKETS, INC., AS ARRANGER




                                   ________________

                                     $100,000,000
                                   ________________





                              Dated as of March 5, 1997


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                                  TABLE OF CONTENTS


1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION                                  1
     1.1. Definitions                                                          1
     1.2. Principles of Construction                                          21

2. AMOUNT AND TERMS OF REVOLVING CREDIT LOANS AND LETTERS
   OF CREDIT                                                                  22
     2.1. Revolving Credit Loans                                              22
     2.2. Revolving Credit Notes                                              22
     2.3. Procedure for Borrowing                                             22
     2.4. Termination or Reduction of Commitments                             24
     2.5. Prepayments of the Revolving Credit Loans                           24
     2.6. Use of Proceeds                                                     25
     2.7. Letter of Credit Sub-Facility                                       25
     2.8. Letter of Credit Participation and Funding
          Commitments                                                         26
     2.9. Absolute Obligation With Respect to Letter of
          Credit Payments                                                     27
     2.10. Payments                                                           27
     2.11. Records                                                            28

3. INTEREST, FEES, YIELD PROTECTIONS, ETC.                                    29
     3.1. Interest Rate and Payment Dates                                     29
     3.2. Fees                                                                30
     3.3. Conversions                                                         31
     3.4. Concerning Interest Periods                                         32
     3.5. Indemnification for Loss                                            32
     3.6. Capital Adequacy                                                    33
     3.7. Reimbursement for Increased Costs                                   34
     3.8. Illegality of Funding                                               35
     3.9. Substituted Interest Rate                                           35
     3.10. Taxes                                                              36
     3.11. Option to Fund                                                     37
     3.12. Substitution of a Lender                                           37

4. REPRESENTATIONS AND WARRANTIES                                             38
     4.1. Subsidiaries; Capitalization                                        38
     4.2. Existence and Power                                                 39
     4.3. Authority and Execution       39
     4.4. Binding Agreement                                                   39
     4.5. Litigation                                                          39

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     4.6. Required Consents                                                   39
     4.7. Absence of Defaults; No Conflicting Agreements                      40
     4.8. Compliance with Applicable Laws                                     40
     4.9. Taxes                                                               40
     4.10. Governmental Regulations                                           41
     4.11. Federal Reserve Regulations; Use of Loan
               Proceeds                                                       41
     4.12. Plans                                                              41
     4.13. Financial Statements                                               42
     4.14. Property                                                           42
     4.15. Authorizations                                                     42
     4.16. Environmental Matters                                              42
     4.17. Trade or Business                                                  43
     4.18. Solvency                                                           43
     4.19. Accounting Treatment of Internally Generated
              Computer Software.                                              43
     4.20. Absence of Certain Restrictions                                    43
     4.21. No Misrepresentation                                               44

5. CONDITIONS TO EFFECTIVENESS                                                44
     5.1. Evidence of Action                                                  44
     5.2. This Agreement                                                      44
     5.3. Revolving Credit Notes                                              45
     5.4. Absence of Litigation                                               45
     5.5. Approvals and Consents                                              45
     5.6. Opinion of Counsel to the Borrower and the
            Subsidiary Guarantors                                             45
     5.7. Opinion of Special Counsel                                          45
     5.8. Subsidiary Guaranty                                                 45
     5.9. Property, Public Liability and Other Insurance                      46
     5.10. Fees                                                               46
     5.11. Liens                                                              46
     5.12. Compliance Certificate                                             46
     5.13. Other Documents                                                    46

6. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF
   CREDIT                                                                     46
     6.1. Conditions of Lending - Revolving Credit Loans
          and Letters of Credit                                               46
     6.2. Additional Conditions to Revolving Credit Loans
          and Letters of Credit in Connection with
          Permitted Acquisitions                                              47

7. AFFIRMATIVE COVENANTS                                                      48
     7.1. Financial Statements and Information                                48
     7.2. Certificates; Other Information                                     49

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     7.3. Legal Existence                                                     50
     7.4. Taxes                                                               51
     7.5. Insurance                                                           51
     7.6. Performance of Obligations                                          51
     7.7. Condition of Property                                               51
     7.8. Observance of Legal Requirements                                    51
     7.9. Inspection of Property; Books and Records;
          Discussions                                                         52
     7.10. Authorizations                                                     52
     7.11. Financial Covenants                                                52
     7.12. Additional Subsidiary Guarantors                                   53

8. NEGATIVE COVENANTS                                                         53
     8.1. Indebtedness                                                        53
     8.2. Liens                                                               54
     8.3. Merger, Consolidations and Acquisitions                             55
     8.4. Dispositions                                                        56
     8.5. Investments, Loans, Etc.                                            56
     8.6. Restricted Payments                                                 58
     8.7. Business Changes                                                    58
     8.8. Subsidiaries                                                        58
     8.9. ERISA                                                               58
     8.10. Amendments, Etc. of Certain Agreements                             58
     8.11. Transactions with Affiliates                                       59
     8.12. Issuance of Additional Capital Stock                               59
     8.13. Limitation on Certain Restrictions on
           Subsidiaries                                                       59
     8.14. Sale and Leaseback Transactions                                    59
     8.15. Trade or Business                                                  59

9. DEFAULT                                                                    60
     9.1. Events of Default                                                   60
     9.2. Contract Remedies                                                   62

10. THE AGENT                                                                 63
     10.1. Appointment                                                        63
     10.2. Delegation of Duties                                               63
     10.3. Exculpatory Provisions                                             63
     10.4. Reliance by Agent                                                  64
     10.5. Notice of Default                                                  64
     10.6. Non-Reliance on Agent and Other Lenders                            65
     10.7. Indemnification                                                    65
     10.8. Agent in Its Individual Capacity                                   66

     10.9. Successor Agent                                                    66

11. OTHER PROVISIONS                                                          67
     11.1. Amendments and Waivers                                             67
     11.2. Notices                                                            68
     11.3. No Waiver; Cumulative Remedies                                     69
     11.4. Survival of Representations and Warranties
           and Certain Obligations                                            69
     11.5. Payment of Expenses and Taxes                                      69
     11.6. Lending Offices                                                    70
     11.7. Assignments and Participations                                     71
     11.8. Indemnity                                                          72
     11.9. Limitation of Liability                                            73
     11.10. Counterparts                                                      73
     11.11. Adjustments; Set-off                                              74
     11.12. Construction                                                      75
     11.13. Governing Law                                                     75
     11.14. Headings Descriptive                                              75
     11.15. Severability                                                      75
     11.16. Integration                                                       75
     11.17. Consent to Jurisdiction                                           76
     11.18. Service of Process                                                76
     11.19. No Limitation on Service or Suit                                  76
     11.20. WAIVER OF TRIAL BY JURY                                           76
     11.21. Treatment of Certain Information                                  77

EXHIBITS

Exhibit A          List of Commitments
Exhibit B          Form of Revolving Credit Note
Exhibit C-1        Form of Borrowing Request
Exhibit C-2        Form of Letter of Credit Request
Exhibit D          Form of Notice of Conversion
Exhibit E          Form of Compliance Certificate
Exhibit F          Form of Opinion of Counsel to the Borrower and the Subsidiary
                   Guarantors
Exhibit G          Form of Opinion of Special Counsel
Exhibit H          Form of Assignment and Acceptance Agreement
Exhibit I          Form of Subsidiary Guaranty and Subordination Agreement


SCHEDULES

Schedule 1.1  List of Lending Offices
Schedule 4.1  List of Subsidiaries; Capitalization
Schedule 4.5  List of Litigation

Schedule 4.10     List of Subsidiaries that are Investment Companies
Schedule 4.12     List of Existing Pension Plans
Schedule 8.1      List of Existing Indebtedness
Schedule 8.2      List of Existing Liens
Schedule 8.5      List of Existing Investments

     CREDIT AGREEMENT, dated as of March 5, 1997, by and among THE BISYS GROUP, INC., a Delaware corporation (the "BORROWER"), the lenders party hereto (together with their respective assigns, the "LENDERS", each a "LENDER") and THE BANK OF NEW YORK, as agent for the Lenders (in such capacity, the "AGENT") and as the Issuing Bank (as such term is defined below).


I.   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

     A.   DEFINITIONS

          As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

          "ABR ADVANCES": the Revolving Credit Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

          "ACCOUNTANTS": Coopers & Lybrand, L.L.P. (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Agent.

          "ACCUMULATED FUNDING DEFICIENCY": as defined in Section 302 of ERISA.

          "ACQUISITION": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including through a merger, dividend or otherwise and whether in a single transaction or in a series of related transactions), of (i) any Capital Stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a Subsidiary of such Person or otherwise under the control of such Person, (ii) any Operating Entity, or (iii) any Property, including rights acquired in connection with a Contract Acquisition, of (A) any other Person or
(B) any Operating Entity in either case other than in the ordinary course of business, provided, however, that (1) except as otherwise provided by clause (2) below, an acquisition of any Property, the consideration paid for which is less than $1,000,000, shall be deemed to be in the ordinary course of business, and
(2) no acquisition of all or substantially all of the assets of such other Person or Operating Entity shall be deemed to be in the ordinary course of business.

          "ACQUISITION COST": with respect to any Acquisition by any Person, the sum of (i) all cash consideration paid or agreed to be paid by such Person to make such Acquisition (in-clusive of payments by such Person of the seller's professional fees and expenses and other out-of-pocket expenses in connection therewith), PLUS (ii) the fair market value of all non-cash consideration paid by such Person in connection therewith, PLUS (iii) an amount equal to the principal or stated amount of all liabilities assumed or incurred by such Person in connection therewith. The principal or stated amount of any liability assumed or incurred by a Person in connection with an Acquisition which is a contingent liability shall be an amount equal to the stated amount of such liability or, if the same is not stated, the maximum reasonably anticipated amount payable by such Person in respect thereof as determined by such Person in good faith.

          "ACQUISITION RELATED CONTINGENT PAYMENT": a payment constituting all or a portion of the purchase price payable in connection with a Permitted Acquisition, the maximum aggregate potential amount of which payments cannot be determined in advance of the occurrence or non-occurrence after the closing date of such Permitted Acquisition of certain contingencies.

          "ADVANCE": an ABR Advance or a Eurodollar Advance, as the case may be.

          "AFFECTED ADVANCE": as defined in Section 3.9.

          "AFFECTED PRINCIPAL AMOUNT": in the event that (i) the Borrower shall fail for any reason to borrow a Revolving Credit Loan in respect of which it shall have requested a Eurodollar Advance or convert an Advance to a Eurodollar Advance after it shall have notified the Agent of its intent to do so, an amount equal to the principal amount of such Eurodollar Advance; (ii) a Eurodollar Advance shall terminate for any reason prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance; and (iii) the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Advance so prepaid or repaid.

          "AFFILIATE": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons thereof or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "AGGREGATE COMMITMENT AMOUNT": at any time, the sum at such time of the Commitment Amounts of all Lenders.

          "AGGREGATE CREDIT EXPOSURE": at any time, the sum at such time of (i) the outstanding principal balance of the Revolving Credit Loans of all Lenders, PLUS (ii) an amount equal to the Letter of Credit Exposure of all Lenders.

          "AGREEMENT": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "ALTERNATE BASE RATE": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date PLUS 1/2 of 1% or (ii) the BNY Rate in effect on such date.

          "APPLICABLE FEE PERCENTAGE": with respect to the Commitment Fee and the Letter of Credit Commissions, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level and under the applicable column:

                    APPLICABLE FEE PERCENTAGE
                                                  Letter of
                              Commitment          Credit
          Pricing Level       Fee                 Commissions
          -------------       ----------          -----------

          Pricing Level I     0.150%              0.625%
          Pricing Level II    0.175%              0.750%
          Pricing Level III   0.200%              1.000%
          Pricing Level IV    0.250%              1.250%.

          Changes in the Applicable Fee Percentage resulting from a change in a Pricing Level shall become effective upon the date of the delivery by the Borrower to the Agent of a Compliance Certificate pursuant to Section 7.1(c) evidencing a change in the Leverage Ratio which would affect the applicable Pricing Level. If the Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of each of the first three fiscal quarters (or 90 days after the end of the last fiscal quarter) as required by Section 7.1(c), the next higher Pricing Level than that in effect on such 45th day (or 90th day in the case of the last quarter) shall apply from and including the 46th day (the 91st day in the case of the last quarter) after the end of such fiscal quarter to the date of the delivery by the Borrower to the Agent of a Compliance Certificate demonstrating that a different Pricing Level is applicable. Notwithstanding the foregoing, (i) if no payment of Commitment Fees and Letter of Credit Commissions was due and payable during the period in which the Borrower failed to deliver such Compliance Certificate, and if the Compliance Certificate when delivered demonstrates that a Pricing Level different than that which is applicable pursuant to the preceding sentence during such period should apply, the Applicable Fee Percentage shall be recalculated for such period based on such Compliance Certificate, and (ii) if a payment of Commitment Fees and Letter of Credit Commissions was due and payable during such period and if the Compliance Certificate when delivered demonstrates that a Pricing Level higher than that which is applicable pursuant to the preceding sentence should apply during such period, the Applicable Fee Percentage and related Commitment Fees and Letter of Credit Commissions shall be recalculated for such period based on such Compliance Certificate and the difference between the amounts so recalculated and the amounts paid during such period shall be due and payable on the next date that Commitment Fees and Letter of Credit Commissions are due and payable.

          "APPLICABLE LENDING OFFICE": in respect of any Lender, (i) in the case of such Lender's ABR Advances, its Domestic Lending Office and (ii) in the case of such Lender's Eurodollar Advances, its Eurodollar Lending Office.

          "APPLICABLE MARGIN": with respect to the unpaid principal balance of ABR Advances and Eurodollar Advances, in each case at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level and under the applicable column, subject to the provisos set forth below:

                  APPLICABLE MARGIN (TYPE OF ADVANCE)

          Pricing Level            ABR            Eurodollar
          -------------            ---            ----------

     Pricing Level I               0.000%         0.625%
     Pricing Level II              0.000%         0.750%
     Pricing Level III             0.000%         1.000%
     Pricing Level IV              0.000%         1.250%.

          Changes in the Applicable Margin resulting from a change in a Pricing Level shall become effective upon the date of the delivery by the Borrower to the Agent of a Compliance Certificate pursuant to Section 7.1(c) evidencing a change in the Leverage Ratio which would affect the applicable Pricing Level.
If the Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of each of the first three fiscal quarters (or 90 days after the end of the last fiscal quarter) as required by Section 7.1(c), the next higher Pricing Level than that in effect on such 45th day (or 90th day in the case of the last quarter) shall apply from and including the 46th day (the 91st day in the case of the last quarter) after the end of such fiscal quarter to the date of the delivery by the Borrower to the Agent of a Compliance Certificate demonstrating that a different Pricing Level is applicable. Notwithstanding the foregoing, (i) if no Interest Payment Date occurred during the period in which the Borrower failed to deliver such Compliance Certificate continued, and if the Compliance Certificate when delivered demonstrates that a Pricing Level different than that which is applicable pursuant to the preceding sentence during such period should apply, the Applicable Margin shall be recalculated for such period based on such Compliance Certificate, and (ii) if an Interest Payment Date occurred during such period and if the Compliance Certificate when delivered demonstrates that a Pricing Level higher than that which is applicable pursuant to the preceding sentence should apply during such period, the Applicable Margin and related payments shall be recalculated for such period based on such Compliance Certificate and the difference between the amounts so recalculated and the amount paid during such period shall be due and payable on the next Interest Payment Date.

          "APPROVED BANK": any bank whose (or whose parent company's) unsecured non-credit supported short-term commercial paper rating from (i) Standard & Poor's is at least A-1 or the equivalent thereof or (ii) Moody's is at least P-1 or the equivalent thereof.

          "ASSIGNMENT AND ACCEPTANCE AGREEMENT": an assignment and acceptance agreement executed by an assignor and an assignee substantially in the form of Exhibit H.

          "ASSIGNMENT FEE": as defined in Section 11.7(b).

          "AUTHORIZED SIGNATORY": as to (i) any Person which is a corporation, the chairman of the board, the president, any vice president, the chief financial officer or any other officer of such Person acceptable to the Agent and (ii) any Person which is not a corporation, the Managing Person thereof or a duly authorized representative of such Managing Person.

          "AVAILABLE COMMITMENT AMOUNT": at any time, an amount equal to the Aggregate Commitment Amount at such time MINUS the Aggregate Credit Exposure at such time.

          "BENEFITED LENDER": as defined in Section 11.11.

          "BNY": The Bank of New York.

          "BNY CAPITAL MARKETS": BNY Capital Markets, Inc.

          "BNY RATE": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

          "BORROWING DATE": any Business Day specified in (i) a Borrowing Request as a date on which the Borrower requests the Lenders to make Revolving Credit Loans or (ii) a Letter of Credit Request as a date on which the Borrower requests the Issuing Bank to issue a Letter of Credit.

          "BORROWING REQUEST": a request for Revolving Credit Loans in the form of Exhibit C-1.

          "BUSINESS DAY": for all purposes other than as set forth in clause
(ii) below, (i) any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day which is a Business Day described in clause (i) above and which is also a day on which eurodollar funding between banks may be carried on in

London, England.

          "CAPITAL LEASE OBLIGATIONS": with respect to any Person, obligations of such Person with respect to leases which are required to be capitalized for financial reporting purposes in accordance with GAAP.

          "CAPITAL STOCK": as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

          "CASH EQUIVALENTS": (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in full support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender or (y) any Approved Bank, in any such case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with an unsecured non-credit supported short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's or at least P-1 or the equivalent by Moody's, or guaranteed by any industrial or financial company with a long term unsecured non-credit supported senior debt rating of at least A or A-2, or the equivalent, by Standard & Poor's or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

          "CODE": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

          "COMMITMENT": in respect of any Lender, such Lender's undertaking during the Commitment Period to make Revolving Credit Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the Commitment Amount of such Lender.

          "COMMITMENT AMOUNT": as of any date and with respect to any Lender, the amount set forth adjacent to its name under the heading "Commitment Amount" in Exhibit A on such date or, in the event that such Lender is not listed in Exhibit A, the "Commitment Amount" which such Lender shall have assumed from another Lender in accordance with Section 11.7 on or prior to such date, as the same may be reduced from time to time pursuant to Section 2.4.

          "COMMITMENT FEE": as defined in Section 3.2(a).

          "COMMITMENT PERCENTAGE": as to any Lender in respect of such Lender's Commitment and its obligations with respect to Letters of Credit, the percentage equal to such Lender's Commitment Amount divided by the Aggregate Commitment Amount (or, if no Commitments then exist, the percentage equal to such Lender's Commitment Amount on the last day upon which Commitments did exist divided by the Aggregate Commitment Amount on such day).

          "COMMITMENT PERIOD": the period from the Effective Date until the Commitment Termination Date.

          "COMMITMENT TERMINATION DATE": the earlier of the Business Day immediately preceding the Maturity Date or such other date upon which the Commitments shall have been terminated in accordance with Section 2.4 or Section 9.2.

          "COMPENSATION FINANCING": as to any Subsidiary of the Borrower which is a principal underwriter or distributor of shares of an Investment Company and is so designated in such Investment Company's then effective registration statement, either (i) the incurrence by such Subsidiary, as such principal underwriter or distributor, of Indebtedness, the proceeds of which are loaned by it to a broker or dealer entitled to compensation in connection with the sale of shares of such Investment Company, which loan is to be repaid by such broker or dealer at the time of its receipt of Contingent Deferred Sales Commissions or 12b-1 Fees to which such broker or dealer is entitled as a result of such sale or (ii) the sale by such Subsidiary as such principal underwriter or distributor of Contingent Deferred Sales Commissions or 12b-1 Fees to which such principal underwriter or distributor is entitled in connection with the sale of shares of such Investment Company.

          "COMPENSATORY INTEREST PAYMENT": as defined in Section 3.1(c).

          "COMPLIANCE CERTIFICATE": a certificate substantially in the form of Exhibit E.

          "CONCORD": Concord Holding Corporation, a Delaware corporation, and a wholly-owned Subsidiary of the Borrower.

          "CONSOLIDATED": the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED ADJUSTED EBITDA": for any period, Consolidated EBITDA for such period plus the sum of, without duplication, (i) to the extent deducted in determining

Consolidated EBITDA, (A) transaction-related charges related to the acquisition by the Borrower of BISYS Creative Solutions, Inc. and T.U.G., Inc. made under the "pooling method" permitted by GAAP, and (B) the total Success Fees paid to Furman Selz in connection with Contract Acquisitions with respect to which Furman Selz was a Seller, not in excess of $17,150,000 before taxes ($11,374,000 net of taxes) for (A) and (B) in the aggregate, (ii) to the extent deducted in determining Consolidated EBITDA, an amount equal to transaction-related charges related to Permitted Acquisitions made under the "pooling method" permitted by GAAP after the Effective Date (not in excess of 20% of the total consideration in respect of any such Permitted Acquisition and $50,000,000 in the aggregate for all such Permitted Acquisitions), and (iii) to the extent deducted in determining Consolidated EBITDA, an amount equal to the difference between (x) the total Success Fees paid in connection with Permitted Contract Acquisitions made during such period and after the Effective Date (not in excess of $50,000,000 in the aggregate for all Success Fees for all such Permitted Contract Acquisitions), and (y) the amount thereof which would be amortized during such period if such Success Fees were amortizable and assuming a 5 year useful life thereof.

          "CONSOLIDATED ASSETS": at any date of determination, the total assets of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP as at such date.

          "CONSOLIDATED CAPITAL EXPENDITURES": for any period, the aggregate of all expenditures incurred by the Borrower or any of its Subsidiaries during such period which, in accordance with GAAP, are required to be included in "ADDITIONS TO PROPERTY, PLANT OR EQUIPMENT" or similar items reflected on the balance sheet of the Borrower and its Subsidiaries, provided, however, that "Capital Expenditures" shall not include (i) capitalized leases, or (ii) expenditures of proceeds of insurance settlements in respect of lost, destroyed or damaged assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed or damaged assets, equipment or other property within six months of the receipt of such proceeds.

          "CONSOLIDATED EBITDA": for any period, Consolidated Net Income for such period PLUS the sum of, without duplication, (i) Consolidated Interest Expense (plus non-cash amortization of fees with respect to interest rate swap, cap or other interest rate hedging arrangements), (ii) provision for income taxes and (iii) depreciation, amortization and all other non-cash charges for such period of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP, each to the extent deducted in determining Consolidated Net Income for such period and LESS the sum of non-cash gains for such period to the extent included in determining Net Income for such period. For purposes of this definition, "CONSOLIDATED NET INCOME" and "CONSOLIDATED INTEREST EXPENSE" shall not include any amounts earned by the Borrower or any of its Subsidiaries in connection with Compensation Financings to the extent permitted by Section 8.1(xi).

          "CONSOLIDATED FIXED CHARGES": for any period, the sum of, without duplication, (i) all scheduled payments of principal of Indebtedness during such period, (ii) all payments made by the Borrower and its Subsidiaries in respect of capitalized leases for such period determined on a Consolidated basis in accordance with GAAP, (iii) Consolidated Interest

Expense for such period, (iv) Acquisition Related Contingent Payments either paid or accrued during such period by the Borrower or any of its Subsidiaries determined on a Consolidated basis in accordance with GAAP, and (iv) regularly scheduled principal payments on subordinated Indebtedness of the Borrower or any of its Subsidiaries permitted pursuant to Section 8.1(v) to the extent the same is permitted to be paid pursuant to the subordination provisions thereof.

          "CONSOLIDATED INTEREST EXPENSE": for any period, the sum of, without duplication, all interest (adjusted to give effect to all interest rate swap, cap, collar or other interest rate hedging arrangements and non-cash amortization of fees in connection therewith, all as determined on a Consolidated basis in accordance with GAAP), paid or accrued in respect of Consolidated Total Debt during such period.

          "CONSOLIDATED NET INCOME": for any period, the sum of, without duplication, net income of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP for such period.

          "CONSOLIDATED NET WORTH": at any date of determination, the sum of all amounts which would be included under shareholders' equity on a Consolidated balance sheet of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP as at such date.

          "CONSOLIDATED TOTAL DEBT": at any date of determination, the aggregate funded indebtedness (including, without limitation, Capital Lease Obligations) on such date of the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP.

          "CONTINGENT DEFERRED SALES COMMISSIONS": amounts owed by an Investment Company to the principal underwriter or distributor thereof (as designated in such Investment Company's then effective registration statement under the 1940
Act) as repayment for expenses incurred by such principal underwriter or distributor pursuant to a written plan adopted by the shareholders of such Investment Company.

          "CONTINGENT OBLIGATION": as to any Person ( a "SECONDARY OBLIGOR"), any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (a "PRIMARY OBLIGATION") of any other Person (a "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such secondary obligor, whether contingent, (A) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (x) for the purchase or payment of any primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor, (C) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make payment of a primary obligation, (D) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof, and (E) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of a primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "CONTRACT ACQUISITION": as defined in Section 8.3(d).

          "CONTROL PERSON": as defined in Section 3.6.

          "CONVERSION DATE": the date on which: (i) a Eurodollar Advance is converted to an ABR Advance, (ii) an ABR Advance is converted to a Eurodollar Advance or (iii) a Eurodollar Advance is converted to a new Eurodollar Advance.

          "CREDIT EXPOSURE": with respect to any Lender as of any date, the sum as of such date of (i) the outstanding principal balance of such Lender's Revolving Credit Loans, PLUS (ii) an amount equal to such Lender's Letter of Credit Exposure.

          "CREDIT PARTY": the Borrower and each Subsidiary Guarantor.

          "CUSTOMER": as defined in Section 8.3(d).

          "DEFAULT": any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

          "DISPOSITION": with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of (i) the Capital Stock of, or other equity interests of, any other Person, (ii) any Operating Entity, or (iii) any other Property of such Person other than in the ordinary course of business, provided, however, that no such sale, assignment, transfer or other disposition of Property (other than inventory, except to the extent subject to a bulk sale) shall be deemed to be in the ordinary course of business
(a) if the fair market value thereof is in excess of $1,000,000, or (b) to the extent that the fair market value thereof, when aggregated with all other sales, assignments, transfers and other dispositions made by such Person within the same fiscal year, exceeds $2,000,000, and then only to the extent of such excess, if any, or (c) it is the sale, assignment, transfer or disposition of
(1) all or substantially all of the Property of such Person or (2) any Operating Entity.

          "DISQUALIFIED STOCK": any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable at the option of the holder thereof by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time on or prior to the Maturity Date, or is convertible into or exchangeable at the option of the holder thereof for debt securities at any time prior to the Maturity Date (as from time to time extended).

          "DOLLARS" and "$": lawful currency of the United States.

          "DOMESTIC LENDING OFFICE": in respect of (i) any Lender listed on the signature pages hereof, initially, the office or offices of such Lender designated as such on Schedule 1.1; thereafter, such other office of such Lender, through which it shall be making or maintaining ABR Advances, as reported by such Lender to the Agent and the Borrower, and (ii) in the case of any other Lender, initially, the office or offices of such Lender designated as such on Schedule 2 of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender; thereafter, such other office of such Lender, through which it shall be making or maintaining ABR Advances, as reported by such Lender to the Agent and the Borrower.

          "DOMESTIC SUBSIDIARY": each Subsidiary of the Borrower that is organized under the laws of the United States of America or any State thereof.

          "EFFECTIVE DATE": March 5, 1997.

          "ELIGIBLE ASSIGNEE": a Lender, any affiliate of a Lender and any other bank, insurance company, pension fund, mutual fund or other financial institution.

          "EMPLOYEE BENEFIT PLAN": an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

          "ENVIRONMENTAL LAWS": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene, and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA Section 9601 ET SEQ.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA Section 6901 ET SEQ.; (iii) the Toxic Substance Control Act, as amended, 15 USCA Section 2601 ET SEQ.; (iv) the Water Pollution Control Act, as amended, 33 USCA Section 1251 ET SEQ.; (v) the Clean Air Act, as amended, 42 USCA Section 7401 ET SEQ.; (vi) the Hazardous Materials

Transportation Authorization Act of 1994, as amended, 49 USCA Section 5101 ET SEQ. and (vii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

          "ERISA AFFILIATE": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person which is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, Sections 414(m) or (o) of the Code) of which the Borrower or any of its Subsidiaries is a member.

          "EURODOLLAR ADVANCES": collectively, the Revolving Credit Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

          "EURODOLLAR LENDING OFFICE": in respect of (i) any Lender listed on the signature pages hereof, initially, the office or offices of such Lender designated as such on Schedule 1.1; thereafter, such other office of such Lender, through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Agent and the Borrower and (ii) in the case of any other Lender, initially, the office or offices of such Lender designated as such on Schedule 2 of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender; thereafter, such other office of such Lender, through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Agent and the Borrower.

          "EURODOLLAR RATE": with respect to the Interest Period applicable to any Eurodollar Advance, a rate of interest per annum, as determined by the Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

               (a) the rate, as reported by BNY to the Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount equal approximately to the Eurodollar Advance of BNY to which such Interest Period shall apply for a period equal to such Interest Period, as quoted at approximately 11:00 a.m. two Business Days prior to the first day of such Interest Period, by

               (b) a number equal to 1.00 MINUS the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by non-domestic offices of any Lender to United States residents. Such reserve requirements shall include, without limitation, those imposed under such Regulation D. Eurodollar Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under such Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

          "EVENT OF DEFAULT": as defined in Section 9.1.

          "EXEMPT SUBSIDIARY": each Subsidiary of the Borrower for so long as it is (i) a registered broker-dealer, (ii) engaged in the insurance business and subject to net capital rules or regulations of any Governmental Authority which would treat the Contingent Obligations under the Subsidiary Guaranty as a liability for purposes thereof if such Subsidiary was a Subsidiary Guarantor, or
(iii) holding no assets and conducting no business.

          "EXISTING PENSION PLANS": as defined in Section 4.12.

          "FEDERAL FUNDS RATE": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Agent.

          "FEES": as defined in Section 2.10.

          "FINANCIAL OFFICER": as to any Person, the chief financial officer of such Person or such other officer as shall be satisfactory to the Agent.

          "FINANCIAL STATEMENTS": as defined in Section 4.13.

          "FIXED CHARGE COVERAGE RATIO": at any date of determination, the ratio of (i) an amount equal to Consolidated Adjusted EBITDA for the four fiscal quarter period ending on such date or, if such date is not the last day of a fiscal quarter, for the immediately preceding four fiscal quarter period MINUS Consolidated Capital Expenditures made during such period MINUS income taxes paid during such period to (ii) Consolidated Fixed Charges for such period.

          "FOREIGN SUBSIDIARY": each Subsidiary of the Borrower that is not a Domestic Subsidiary.

          "FUND SERVICES": BISYS Fund Services, Inc., a Delaware corporation, and a wholly-owned Subsidiary of the Borrower.

          "FUND SERVICES (OHIO)": BISYS Fund Services Ohio, Inc., an Ohio corporation, and a wholly-owned Subsidiary of Fund Services.

          "FUNDED CURRENT LIABILITY PERCENTAGE": as defined in Section 401(a)(29) of the Code.

          "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

          "GOVERNMENTAL AUTHORITY": any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

          "HAZARDOUS SUBSTANCE": any hazardous or toxic substance, material or waste, including, but not limited to, (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements thereof and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

          "HIGHEST LAWFUL RATE": as to any Lender or the Issuing Bank, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Revolving Credit Note held by it or by the Issuing Bank on the Reimbursement Agreements, as the case may be, or which may be owing to such Lender or the Issuing Bank pursuant to the Loan Documents under the laws applicable to such Lender or the Issuing Bank and this transaction.

          "INDEBTEDNESS": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) obligations with respect to any conditional sale or title retention agreement, (v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof, (vi) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business),
(vii) Capital Lease Obligations and (viii) Contingent Obligations.

          "INDEMNIFIED LIABILITY": as defined in Section 11.5.

          "INDEMNIFIED PERSON": as defined in Section 11.8.

          "INDEMNIFIED TAX": as defined in Section 3.10(a).

          "INDEMNIFIED TAX PERSON": as defined in Section 3.10(a).

          "INTERCOMPANY INDEBTEDNESS": loans which are (i) made by the Borrower to direct or indirect Subsidiaries thereof or (ii) made by direct or indirect Subsidiaries of the Borrower to the Borrower or to other direct or indirect Subsidiaries of the Borrower.

          "INTERCOMPANY LOAN": a loan that is made by the Borrower to a direct or indirect Subsidiary thereof.

          "INTEREST PAYMENT DATE": (i) as to any ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance as to which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, (iii) as to any Eurodollar Advance as to which the Borrower has selected an Interest Period of six months, the last day of each three month interval occurring during such Interest Period and the last day of such Interest Period; and (iv) as to all Advances, the Maturity Date.

          "INTEREST PERIOD": with respect to any Eurodollar Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such Eurodollar Advance and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request or its irrevocable Notice of Conversion, provided, however, that (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day and (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month. Interest Periods shall be subject to the provisions of Section 3.4.

          "INVESTMENT COMPANY": an investment company registered under the 1940 Act.

          "INVESTMENTS": as defined in Section 8.5.

          "ISSUING BANK": BNY, in its capacity as the issuer of the Letters of Credit.

          "LETTER OF CREDIT": as defined in Section 2.7.


          "LETTER OF CREDIT COMMISSIONS": as defined in Section 3.2(b).

          "LETTER OF CREDIT COMMITMENT": the commitment of the Issuing Bank to issue Letters of Credit having an aggregate outstanding face amount up to the Letter of Credit Commitment Amount, and the commitment of the Lenders to participate in the Letter of Credit Exposure as set forth in Section 2.8.

          "LETTER OF CREDIT COMMITMENT AMOUNT": $10,000,000.

          "LETTER OF CREDIT EXPOSURE": at any time, (i) in respect of all the Lenders, the sum at such time, without duplication, of (x) the aggregate undrawn face amount of the outstanding Letters of Credit, (y) the aggregate amount of unpaid drafts drawn on all Letters of Credit, and (z) the aggregate unpaid Reimbursement Obligations (after giving effect to any Revolving Credit Loans made on such date to pay any such Reimbursement Obligations), and (ii) in respect of any Lender, an amount equal to such Lender's Commitment Percentage multiplied by the amount determined under clause (i) of this definition.

          "LETTER OF CREDIT REQUEST": a request in the form of Exhibit C-2.

          "LEVERAGE RATIO": at any date of determination, the ratio of (i) Consolidated Total Debt on such date to (ii) Consolidated Adjusted EBITDA for the four fiscal quarter period ending on such date or, if such date is not the last day of a fiscal quarter, for the immediately preceding four fiscal quarter period. For purposes of this definition, "CONSOLIDATED TOTAL DEBT" shall not include any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with Compensation Financings to the extent permitted by Section 8.1(xi).

          "LIEN": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

          "LOAN DOCUMENTS": collectively, this Agreement, the Revolving Credit Notes, the Reimbursement Agreements and the Subsidiary Guaranty.

          "MANAGING PERSON": with respect to any Person that is (i) a corporation, its board of directors, (ii) a limited liability company, its board of control, managing member or members, (iii) a limited partnership, its general partner, (iv) a general partnership or a limited liability partnership, its managing partner or executive committee or (v) any other Person, the managing body thereof or other Person analogous to the foregoing.

          "MARGIN STOCK": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, supplemented or otherwise modified from time to time.

          "MATERIAL ADVERSE CHANGE": a material adverse change in the financial condition, operations, business or Property of the Borrower and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT": a material adverse effect on the financial condition, operations, business or Property of the Borrower and its Subsidiaries taken as a whole.

          "MATERIAL SUBSIDIARY": any Subsidiary of the Borrower that is either
a. a Subsidiary Guarantor or b. a Foreign Subsidiary or an Exempt Subsidiary (other than a Subsidiary of the Borrower that is an Exempt Subsidiary solely because of the applicability of clause (iii) of the definition of "Exempt Subsidiary") in respect of which either of the following conditions are met:(1) such Subsidiary's total assets exceed 10% of Consolidated Assets as of the last day of the most recently completed fiscal year of the Borrower, or (2)such Subsidiary's EBITDA exceeds 10% of Consolidated EBITDA for the most recently completed fiscal year of the Borrower. The term "EBITDA", as used in this definition, means for any period, the net income of a Subsidiary of the Borrower for such period PLUS the sum of, without duplication, interest expense, income taxes, depreciation, amortization and all other non-cash charges for such period, each to the extent deducted in determining net income for such period, MINUS the sum of all non-cash gains for such period to the extent included in determining net income for such period, all determined in the same manner as the counterparts of such items are determined in the calculation of "Consolidated EBITDA" for the Borrower and its Subsidiaries on a Consolidated basis.

          "MATURITY DATE": March 5, 2002, or such earlier date on which the Revolving

Credit Notes shall become due and payable, whether by acceleration or otherwise.

          "MOODY'S": Moody's Investors Service, Inc., or any successor thereto.

          "MULTIEMPLOYER PLAN": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "1940 ACT": the Investment Company Act of 1940, as amended, and the Rules promulgated thereunder, as amended.

          "NOTICE OF CONVERSION": a notice substantially in the form of Exhibit
D.

          "OTHER TAXES": as defined in Section 3.10(c).

          "OPERATING ENTITY": any Person or any business or operating unit of a Person which is, or could be, operated separate and apart from (i) the other businesses and operations of such Person, or (ii) any other line of business or business segment.

          "ORGANIZATIONAL DOCUMENTS": as to any Person which is (i) a corporation, the certificate or articles of incorporation and by-laws of such Person, (ii) a limited liability company, the limited liability company agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, (iv) a limited liability partnership, the limited liability partnership agreement or similar agreement of such Person, or (v) any other form of entity or organization, the organizational documents analogous to the foregoing.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

          "PENSION PLAN": at any date of determination, any Employee Benefit Plan (including a Multiemployer Plan), the funding requirements of which (under
Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower, any of its Subsidiaries or any ERISA Affiliate.

          "PERMITTED ACQUISITION": an Acquisition permitted by Section 8.3 other than a Permitted Contract Acquisition.

          "PERMITTED CONTRACT ACQUISITION": an Acquisition permitted by Section 8.3(d).

          "PERMITTED LIEN": a Lien permitted to exist under Section 8.2(a).

          "PERSON": any individual, firm, partnership, limited liability company, limited liability partnership, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

          "PRICING LEVEL": Pricing Level I, Pricing Level II, Pricing Level III or Pricing Level IV, as applicable.

          "PRICING LEVEL I": the applicable Pricing Level at any time when the Leverage Ratio is less than 1.00:1.00.

          "PRICING LEVEL II": the applicable Pricing Level at any time when the Leverage Ratio is greater than or equal to 1.00:1.00 but less than 2.00:1.00.

          "PRICING LEVEL III": the applicable Pricing Level at any time when the Leverage Ratio is greater than or equal to 2.00:1.00 but less than 3.00:1.00.

          "PRICING LEVEL IV": the applicable Pricing Level at any time when the Leverage Ratio is greater than or equal to 3.00:1.00.

          "PROHIBITED TRANSACTION": a transaction which is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

          "PROPERTY": all real, personal, tangible, intangible or mixed property of any type.

          "PROPOSED LENDER": as defined in Section 3.12.

          "REAL PROPERTY": all real property owned or leased by the Borrower or any of its Subsidiaries.

          "REGULATORY CHANGE": (i) the introduction or phasing in of any law, rule or regulation after the Effective Date, (ii) the issuance or promulgation after the Effective Date of any directive, guideline or request from any central bank or United States or foreign Governmental Authority (whether or not having the force of law), or (iii) any change after the Effective Date in the interpretation of any existing law, rule, regulation, directive, guideline or request by any central bank or United States or foreign Governmental Authority charged with the administration thereof.

          "REIMBURSEMENT AGREEMENT": as defined in Section 2.7(b).

          "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse the

Issuing Bank for amounts drawn under a Letter of Credit.

          "REMAINING INTEREST PERIOD": (i) in the event that the Borrower shall fail for any reason to borrow a Revolving Credit Loan in respect of which it shall have requested a Eurodollar Advance or convert an Advance to a Eurodollar Advance after it shall have notified the Agent of its intent to do so, a period equal to the Interest Period that the Borrower elected in respect of such Eurodollar Advance; or (ii) in the event that a Eurodollar Advance shall terminate for any reason prior to the last day of the Interest Period applicable thereto, a period equal to the remaining portion of such Interest Period if such Interest Period had not been so terminated; or (iii) in the event that the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such prepayment or repayment to but excluding the last day of such Interest Period.

          "REPORTABLE EVENT": with respect to any Pension Plan, (i) any event set forth in Sections 4043(c) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) of ERISA or the regulations thereunder, (ii) an event requiring the Borrower, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or
(iii) any failure to make any payment required by Section 412(m) of the Code.

          "REQUIRED LENDERS": at any time when (i) no Revolving Credit Loans or Letters of Credit are outstanding, Lenders having Commitment Amounts (or if no Commitments then exist, Lenders having Commitment Amounts on the last day on which Commitments did exist) greater than or equal to 66-2/3% of the Aggregate Commitment Amount and (ii) at any time when Revolving Credit Loans or Letters of Credit are outstanding, Lenders which have Revolving Credit Loans outstanding and unreimbursed obligations in respect of Letters of Credit in an aggregate amount greater than or equal to 66-2/3% of the Aggregate Credit Exposure.

          "RESPONSIBLE OFFICER": as to any Person, its President, Chief Financial Officer, Treasurer, General Counsel, Secretary, any Vice President, Assistant Secretary, Assistant Treasurer, or any other individual responsible for (i) the management of any Operating Entity thereof, or (ii) monitoring or ensuring compliance with the Loan Documents.

          "RESTRICTED PAYMENT": as to any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock or other equity interest in such Person now or hereafter outstanding (other than a dividend payable solely in shares of such Capital Stock to the holders of such shares) and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Capital Stock or other equity interest in such Person now or hereafter outstanding.

          "REVOLVING CREDIT LOAN" and "REVOLVING CREDIT LOANS": as defined in
Section 2.1.

          "REVOLVING CREDIT NOTE" and "REVOLVING CREDIT NOTES": as defined in Section

2.2.

          "RULE 12B-1": Rule 12b-1 promulgated under the 1940 Act.

          "SALE AND LEASEBACK TRANSACTION": any transaction or series of related transactions pursuant to which a Person sells or transfers any Property in connection with the leasing, or the resale against installment payments, of such Property to the seller or transferor.

          "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

          "SELLER": as defined in Section 8.3(d).

          "SOLVENT": with respect to any Person on a particular date, the condition that on such date, (i) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small amount of capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability after taking into account probable payments by co-obligors.

          "SPECIAL COUNSEL": Emmet, Marvin & Martin, LLP, special counsel to the Agent.

          "STANDARD & POOR'S": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "SUBSIDIARY": as to any Person, any corporation, association, partnership, limited liability company, limited liability partnership, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the Managing Person, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, limited liability company, limited liability partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

          "SUBSIDIARY GUARANTORS": collectively, (i) each Subsidiary of the Borrower that is a signatory to the Subsidiary Guaranty as of the Effective Date and (ii) each other Person which becomes a Subsidiary Guarantor pursuant to the provisions of the Subsidiary Guaranty.

          "SUBSIDIARY GUARANTY": the Subsidiary Guaranty and Subordination Agreement, by and among the Subsidiary Guarantors, the Borrower and the Agent, substantially in the form of Exhibit I, as amended, supplemented or otherwise modified from time to time.

          "SUCCESS FEE": as defined in Section 8.3(d).

          "TAXES": as defined in Section 3.10(a).

          "TAX ON THE INCOME": as defined in Section 3.10(a).

          "TERMINATION EVENT": with respect to any Pension Plan, (i) a Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

          "12B-1 FEES": all fees and distribution or other expenses incurred under a plan adopted pursuant to Rule 12b-1 under the 1940 Act.

          "TYPE": with respect to any Revolving Credit Loan, the character of such Revolving Credit Loan as an ABR Advance or a Eurodollar Advance, each of which constitutes a type of loan.

          "UNFUNDED PENSION LIABILITIES": with respect to any Pension Plan, at any date of determination, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions", over the fair market value of Pension Plan assets.

          "UNITED STATES": the United States of America (including the States thereof and the District of Columbia).

          "UNQUALIFIED AMOUNT": as defined in Section 3.1(c).

          "UNRECOGNIZED RETIREE WELFARE LIABILITY": with respect to any Employee Benefit Plan that provides postretirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," as of the most recent valuation date, that has not been recognized as an expense in an income statement of the Borrower and its Subsidiaries, provided that prior to the date such Statement is applicable to the Borrower, such amount shall be based on an estimate made in good faith of such transition obligation.

          "U.S. PERSON": a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under any laws of the United States, or any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

     B.   PRINCIPLES OF CONSTRUCTION

          1. All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

          2. As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

          3. The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

          4.   The phrase "may not" is prohibitive and not permissive.

          5. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

          6. Unless specifically provided in a Loan Document to the contrary, any reference to a time shall refer to such time in New York.

          7. Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          8. References in any Loan Document to a fiscal period shall refer to that fiscal period of the Borrower.


II.  AMOUNT AND TERMS OF REVOLVING CREDIT LOANS AND LETTERS OF CREDIT

     A.   REVOLVING CREDIT LOANS

          Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make revolving credit loans (each a "REVOLVING CREDIT LOAN" and, as the context may require, collectively with all other Revolving Credit Loans of such Lender and with the Revolving Credit Loans of all other Lenders, the "REVOLVING CREDIT LOANS") to the Borrower from time to time during the Commitment Period, provided that immediately after giving effect thereto a. such Lender's Credit Exposure would not exceed such Lender's Commitment Amount, and b. the Aggregate Credit Exposure would not exceed the Aggregate Commitment Amount. During the Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Commitments, all in accordance with the terms and conditions of this Agreement. Subject to the provisions of Sections 2.3 and 3.3, at the option of the Borrower, Revolving Credit Loans may be made as one or more (i) ABR Advances, (ii) Eurodollar Advances or (iii) any combination thereof.

     B.   REVOLVING CREDIT NOTES

          The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B, with appropriate insertions therein as to date and principal amount (each, as indorsed or modified from time to time, a "REVOLVING CREDIT NOTE" and, collectively with the Revolving Credit Notes of all other Lenders, the "REVOLVING CREDIT NOTES"), payable to the order of such Lender for the account of its Applicable Lending Office, dated the Effective Date, and in the stated principal amount equal to such Lender's Commitment Amount. The outstanding principal balance of the Revolving Credit Loans shall be due and payable on the Maturity Date.

     C.   PROCEDURE FOR BORROWING

          1. The Borrower may borrow under the Commitments on any Business Day during the Commitment Period, provided that the Borrower shall notify the Agent by the delivery of a Borrowing Request, which shall be sent by telecopy and shall be irrevocable (confirmed promptly, and in any event within five Business Days, by the delivery to the Agent of a Borrowing Request manually signed by the Borrower), no later than 11:00 a.m. three

Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances, or 11:00 a.m. one Business Day prior to the requested Borrowing Date, in the case of ABR Advances, specifying (1) the aggregate principal amount to be borrowed under the Commitments,(2) the requested Borrowing Date,(3) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof and (4) if the borrowing is to consist of one or more Eurodollar Advances, the length of the Interest Period for each such Eurodollar Advance. Each (i) Eurodollar Advance to be made on a Borrowing Date, when aggregated with all amounts to be converted to a Eurodollar Advance on such date and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $1,000,000 or such amount PLUS a whole multiple of $100,000 in excess thereof, and (ii) each ABR Advance made on each Borrowing Date shall equal no less than $1,000,000 or such amount PLUS a whole multiple of $100,000 in excess thereof or, if less, the Available Commitment Amount.

          2. Upon receipt of each Borrowing Request, the Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Commitment Percentage of the requested Revolving Credit Loans available to the Agent for the account of the Borrower at the office of the Agent set forth in Section 11.2 not later than 12:00 noon on the relevant Borrowing Date requested by the Borrower, in funds immediately available to the Agent at such office. The amounts so made available to the Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Agent, be made available on such date to the Borrower by the Agent at the office of the Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Agent.

          3. Unless the Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by telecopy or other writing) that such Lender will not make available to the Agent such Lender's Commitment Percentage of the Revolving Credit Loans requested by the Borrower, the Agent may assume that such Lender has made such share available to the Agent on the Borrowing Date in accordance with this Section, provided that such Lender received notice of the requested Revolving Credit Loans from the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made its Commitment Percentage of such Revolving Credit Loans available to the Agent, such Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 3.1 for ABR Advances, and, in the case of such Lender, at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment until the date such payment is received by the Agent and the Federal Funds Rate plus 2% thereafter. Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Loan as part of the Revolving Credit Loans for purposes of this Agreement, which Revolving Credit Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Revolving Credit Loans.

          4. If a Lender makes a new Revolving Credit Loan on a Borrowing Date on which the Borrower is to repay a Revolving Credit Loan from such Lender, such Lender shall apply the proceeds of such new Revolving Credit Loan to make such repayment, and only the excess of the proceeds of such new Revolving Credit Loan over the Revolving Credit Loan being repaid need be made available to the Agent.


     D.   TERMINATION OR REDUCTION OF COMMITMENTS

          1. VOLUNTARY REDUCTIONS. The Borrower shall have the right, upon at least three Business Days' prior written notice to the Agent, to reduce permanently the Aggregate Commitment Amount, in whole at any time, or in part from time to time, to an amount not less than the sum of a. the aggregate principal balance of the Revolving Credit Loans then outstanding (after giving effect to any contemporaneous prepayment thereof) and b. the Letter of Credit Exposure, provided, however, that each partial reduction of the Aggregate Commitment Amount shall be an amount equal to $1,000,000 or such amount PLUS a whole multiple of $100,000 in excess thereof.

          2. IN GENERAL. Each reduction of the Aggregate Commitment Amount shall be made by reducing each Lender's Commitment Amount by an amount equal to such Lender's Commitment Percentage of such reduction. Simultaneously with each reduction of the Aggregate Commitment Amount under this Section, the Borrower shall pay the Commitment Fee accrued on the amount by which the Aggregate Commitment Amount have been reduced.

     E.   PREPAYMENTS OF THE REVOLVING CREDIT LOANS

          1. VOLUNTARY PREPAYMENTS. The Borrower may, at its option, prepay the Revolving Credit Loans without premium or penalty (but subject to Section 3.5), in full at any time or in part from time to time by notifying the Agent in writing at least on or before the proposed prepayment date, in the case of Revolving Credit Loans consisting of ABR Advances and at least three Business Days prior to the proposed prepayment date, in the case of Revolving Credit Loans consisting of Eurodollar Advances, specifying whether the Revolving Credit Loans to be prepaid consist of ABR Advances, Eurodollar Advances, or a combination thereof, the amount to be prepaid and the date of prepayment. Each such notice shall be irrevocable and the amount specified in each such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. Each partial prepayment of the Revolving Credit Loans pursuant to this subsection shall be in an aggregate principal amount of $1,000,000 or such amount PLUS a whole multiple of $100,000 in excess thereof, or, if less, the outstanding principal balance of the Revolving Credit Loans. After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal balance of such Eurodollar Advances shall exceed $1,000,000 or such amount PLUS a whole multiple of $100,000 in excess thereof.

          2. MANDATORY PREPAYMENTS OF REVOLVING CREDIT LOANS RELATING TO TERMINATIONS OF THE COMMITMENTS AND REDUCTIONS OF THE AGGREGATE COMMITMENT AMOUNT. Simultaneously with the termination of the Commitments of all of the Lenders and each reduction of the Aggregate Commitment Amount under Section 2.4, the Borrower shall prepay the Revolving Credit Loans in full in the case of the termination of the Commitments of all of the Lenders and prepay the Revolving Credit Loans by the amount, if any, by which the Aggregate Credit Exposure exceeds the Aggregate Commitment Amount as so reduced, in the case of a reduction of the Aggregate Commitment Amount.

          3. IN GENERAL. Simultaneously with each prepayment of a Revolving Credit Loan, the Borrower shall prepay all accrued interest on the amount prepaid through the date of prepayment. Unless otherwise specified by the Borrower, each prepayment of Revolving Credit Loans shall first be applied to ABR Advances. If any prepayment is made in respect of any Eurodollar Advance, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 3.5.

     F.   USE OF PROCEEDS

          The Borrower agrees that the proceeds of the Revolving Credit Loans shall be used solely, directly or indirectly,a. for the working capital needs of the Borrower and its Subsidiaries,b. to finance Permitted Acquisitions and Permitted Contract Acquisitions either directly or by the extension of Intercompany Indebtedness to a Subsidiary to the extent permitted by Section 8.5(f),c. to pay all of the Fees due hereunder,d. to pay the reasonable out-of-pocket fees and expenses incurred by the Borrower in connection with the Loan Documents, and e. for the Borrower's general corporate purposes not inconsistent with the provisions hereof. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower agrees that no part of the proceeds of any Revolving Credit Loan will be used, directly or indirectly, for a purpose which violates any law, including, without limitation, the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System, as amended.

     G.   LETTER OF CREDIT SUB-FACILITY

          1. Subject to the terms and conditions of this Agreement, the Issuing Bank agrees, in reliance on the agreement of the other Lenders set forth in Section 2.8, to issue standby letters of credit (the "LETTERS OF CREDIT"; each, individually, a "LETTER OF CREDIT") during the Commitment Period for the account of the Borrower, provided that immediately after the issuance of each Letter of Credit (i) the Letter of Credit Exposure of all Lenders (whether or not the conditions for drawing under any Letter of Credit have or may be satisfied) would not exceed the Letter of Credit Commitment Amount and (ii) the Aggregate Credit Exposure would not exceed the Aggregate Commitment Amount. Each Letter of Credit issued pursuant to this Section shall have an expiration date which shall be not later than one Business Day prior to the Maturity Date. No Letter of Credit shall be issued if the Agent, or any Lender by notice to the Agent no later than 1:00 p.m. one Business Day prior to the requested date of issuance of such Letter of Credit, shall have determined that any condition set forth in
Section 6 has not been satisfied.

          2. Each Letter of Credit shall be issued for the account of the Borrower in support of an obligation of the Borrower or a Subsidiary thereof in favor of a beneficiary who has requested the issuance of such Letter of Credit
a. as a condition to a transaction entered into in connection with the Borrower's ordinary course of business, or b. as support for Indebtedness incurred by the Borrower, and permitted under Section 8.1, in connection with a Permitted Acquisition. The Borrower shall give the Agent a Letter of Credit Request for the issuance of each Letter of Credit by 11:00 a.m., three Business Days prior to the requested date of issuance. Each Letter of Credit Request shall be accompanied by the Issuing Bank's standard Application and Agreement for Standby Letter of Credit (each, a "REIMBURSEMENT AGREEMENT") executed by an Authorized Signatory of the Borrower, and shall specify (i) the beneficiary of such Letter of Credit and the obligations in respect of which such Letter of Credit is to be issued, (ii) the Borrower's proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such Letter of Credit, and (iv) the requested dates of issuance and expiration. Upon receipt of such Letter of Credit Request from the Borrower, the Agent shall promptly notify the Issuing Bank and each other Lender thereof. Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Bank, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Issuing Bank shall reasonably require. Each Letter of Credit shall be used solely for the purposes described therein. The Issuing Bank shall, on the proposed date of issuance and subject to the terms and conditions of the Reimbursement Agreement and to the other terms and conditions of this Agreement, issue the requested Letter of Credit.

          3. Each payment by the Issuing Bank of a draft drawn under a Letter of Credit shall give rise to an obligation on the part of the Borrower to reimburse the Issuing Bank immediately for the amount thereof.

     H.   LETTER OF CREDIT PARTICIPATION AND FUNDING COMMITMENTS

          1. Each Lender hereby unconditionally, irrevocably and severally (and not jointly) for itself only and without any notice to or the taking of any action by such Lender, takes an undivided participating interest in the obligations of the Issuing Bank under and in connection with each Letter of Credit in an amount equal to such Lender's Commitment Percentage of the amount of such Letter of Credit. Each Lender shall be liable to the Issuing Bank for its Commitment Percentage of the unreimbursed amount of any draft drawn and honored under each Letter of Credit. Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to Section 2.7(c) and 2.9 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by any Credit Party with any of its obligations under the Loan Documents.

          2. The Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each Lender (which notice shall be promptly confirmed in writing) of the date and the amount of any draft presented under any Letter of Credit with respect to which full reimbursement of payment is not made by the Borrower as provided in Section 2.7(c), and forthwith upon receipt of such notice, such Lender (other than the Issuing Bank in its capacity as a Lender) shall make available to the Agent for the account of the Issuing Bank its Commitment Percentage of the amount of such unreimbursed draft at the office of the Agent specified in Section 11.2, in lawful money of the United States and in immediately available funds, before 4:00 p.m., on the day such notice was given by the Agent, if the relevant notice was given by the Agent at or prior to 1:00 p.m., on such day, and before 12:00 noon, on the next Business Day, if the relevant notice was given by the Agent after 1:00 p.m., on such day. The Agent shall distribute the payments made by each Lender (other than the Issuing Bank in its capacity as a Lender) pursuant to the immediately preceding sentence to the Issuing Bank promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Agent and the Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and an administration fee of not less than $250 payable to the Issuing Bank as the issuer of the relevant Letter of Credit) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Agent with such Lender's Commitment Percentage of the amount of any payment made by the Issuing Bank under a Letter of Credit in accordance with this subsection (b) (except in respect of losses, liabilities or other obligations suffered by the Issuing Bank resulting from the gross negligence or willful misconduct of the Issuing Bank). If a Lender does not make available to the Agent when due such Lender's Commitment Percentage of any unreimbursed payment made by the Issuing Bank under a Letter of Credit (other than payments made by the Issuing Bank by reason of its gross negligence or willful misconduct), such Lender shall be required to pay interest to the Agent for the account of the Issuing Bank on such Lender's Commitment Percentage of such payment at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment until the date such payment is received by the Agent and the Federal Funds Rate plus 2% thereafter. The Agent shall distribute such interest payments to the Issuing Bank upon receipt thereof in like funds as received.

          3. Whenever the Agent is reimbursed by the Borrower, for the account of the Issuing Bank, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its Commitment Percentage of the amount of such payment under such Letter of Credit, the Agent (or the Issuing Bank, to the extent that the Agent has paid the same to the Issuing Bank) will pay over such payment to such Lender a. before 4:00 p.m. on the day such payment from the Borrower is received, if such payment is received at or prior to 1:00 p.m. on such day, or b. before 12:00 noon on the next succeeding Business Day, if such payment from the Borrower is received after 1:00 p.m. on such day.

     I.   ABSOLUTE OBLIGATION WITH RESPECT TO LETTER OF CREDIT PAYMENTS

          The Borrower's obligation to reimburse the Agent for the account of the Issuing Bank in respect of a Letter of Credit for each payment under or in respect of such Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Agent, the Issuing Bank, as issuer of such Letter of Credit, any Lender or any other Person, including, without limitation, any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit; provided, that, with respect to any Letter of Credit, the foregoing shall not relieve the Issuing Bank of any liability it may have to the Borrower for any actual damages sustained by the Borrower arising from a wrongful payment under such Letter of Credit made as a result of the Issuing Bank's gross negligence or willful misconduct.

     J.   PAYMENTS

          1. Each borrowing of Revolving Credit Loans by the Borrower from the Lenders, any conversion of Revolving Credit Loans from one Type to another and any reduction in the Commitments shall be made pro rata according to the Commitment Percentage of such Lender. Each payment, including each prepayment, of principal and interest on the Revolving Credit Loans, of the Commitment Fee, the Letter of Credit Commissions and of all of the other fees to be paid to the Agent and the Lenders in connection with this Agreement (the Commitment Fee and the Letter of Credit Commissions, together with all of such other fees, being sometimes hereinafter collectively referred to as the "FEES") shall be made by the Borrower prior to 1:00 p.m. on the date such payment is due to the Agent for the account of the applicable Lenders at the Agent's office specified in Section 11.2, in each case in lawful money of the United States, in immediately available funds and without set-off or counterclaim. As between the Borrower and the Lenders, any payment by the Borrower to the Agent for the account of the Lenders shall be deemed to be payment by the Borrower to the Lenders. The failure of the Borrower to make any such payment by such time shall not constitute a Default, provided that such payment is made on such due date, but any such payment made after 1:00 p.m. on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Revolving Credit Loans. Promptly upon receipt thereof by the Agent, each payment of principal and interest on the Revolving Credit Loans shall be remitted by the Agent in like funds as received to each Lender pro rata according to the aggregate outstanding principal balance of the Revolving Credit Loans. Promptly upon receipt thereof by the Agent, each payment of the Commitment Fee and the Letter of Credit Commissions shall be remitted by the Agent in like funds as received to each Lender pro rata according to such Lender's Commitment Amount.

          2. If any payment hereunder, under the Revolving Credit Notes or under any Reimbursement Agreement shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Fees) interest shall be payable at the applicable rate specified herein during such extension, provided, however that if such next Business Day is after the Maturity Date, any such payment shall be due on the immediately preceding Business Day.

     K.   RECORDS

          1. LENDER'S RECORDS. Each Lender will note, either manually or electronically, on its internal records with respect to each Revolving Credit Loan made by it a. the date and amount of such Revolving Credit Loan,b. the character of such Revolving Credit Loan as an ABR Advance, a Eurodollar Advance or a combination thereof,c. the interest rate (without regard to the Applicable Margin) and the Interest Period applicable to Eurodollar Advances, and d. each payment and prepayment of the principal thereof.

          2. AGENT'S AND ISSUING BANK'S RECORDS. The Agent and the Issuing Bank shall keep records regarding the Revolving Credit Loans, the Letters of Credit and the Loan Documents in accordance with their customary procedures for agented credits and Letters of Credit, respectively.

          3. PRIMA FACIE EVIDENCE. The entries made in the records maintained pursuant to subsections (a) and (b) above shall, to the extent not prohibited by applicable law, be prima facie evidence of the existence and amount of the obligations of the Borrower recorded therein; provided that the failure of the Agent, the Issuing Bank or any Lender, as the case may be, to make any notation on its records shall not affect the Borrower's or any other Credit Party's rights and obligations in respect of the Revolving Credit Loans, the Letters of Credit or any other Loan Documents.


III. INTEREST, FEES, YIELD PROTECTIONS, ETC.

     A.   INTEREST RATE AND PAYMENT DATES

          1. PRIOR TO MATURITY. Except as otherwise provided in Section 3.1(b) and

3.1(c), prior to maturity, the Revolving Credit Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below, as selected by Borrower in accordance with Section 2.3:

          ADVANCES                                RATE
          --------                                ----

     Each ABR Advance              Alternate Base Rate PLUS the Applicable
                                   Margin applicable to ABR Advances.

     Each Eurodollar Advance       Eurodollar Rate for the applicable Interest
                                   Period PLUS the Applicable Margin applicable to Eurodollar Advances.

          2. DEFAULT RATE. Upon the occurrence and during the continuance of an Event of Default, the unpaid principal balance of the Revolving Credit Loans shall bear interest at a rate per annum (whether before or after the entry of a judgment thereon) equal to 2% PLUS the rate which would otherwise be applicable under Section 3.1(a), and any overdue interest or other amount payable under the Loan Documents (including any unpaid Reimbursement Obligations) shall bear interest (whether before or after the entry of a judgment thereon) at a rate per annum equal to the Alternate Base Rate PLUS the Applicable Margin applicable to ABR Advances PLUS 2%. For purposes of the preceding sentence, the rate applicable pursuant to Section 3.1(a) to any overdue principal, interest or other amount payable under the Loan Documents shall be a. in the case of an overdue principal balance of any Eurodollar Advance, the applicable Eurodollar Rate PLUS the Applicable Margin until the last day of the applicable Interest Period (or the earlier termination thereof pursuant to this Agreement) and thereafter at the Alternate Base Rate PLUS the Applicable Margin and b. in all other cases, the Alternate Base Rate PLUS the Applicable Margin. All such interest shall be payable on demand.

          3. HIGHEST LAWFUL RATE. At no time shall the interest rate payable on the Revolving Credit Loans of any Lender, together with the Fees and all other amounts payable under the Loan Documents to such Lender, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate applicable to such Lender. If with respect to any Lender for any period during the term of this Agreement, any amount paid to such Lender under the Loan Documents, to the extent the same shall (but for the provisions of this Section) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period (such amount being hereinafter referred to as an "UNQUALIFIED AMOUNT"), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Revolving Credit Loans of such Lender, and (ii) if in any subsequent period during the term of this Agreement, all amounts payable under the Loan Documents to such Lender in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period, then the Borrower shall pay to such Lender in respect of such period an amount (each a "COMPENSATORY INTEREST PAYMENT") equal to the lesser of (x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period, and (y) an amount equal to the Unqualified

Amount less all other Compensatory Interest Payments made in respect thereof.

          4. IN GENERAL. Interest on a. ABR Advances to the extent based on the BNY Rate shall be calculated on the basis of a 365 or 366-day year (as the case may be), and b. ABR Advances to the extent based on the Federal Funds Rate and on Eurodollar Advances shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed. Except as otherwise provided in Section 3.1(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Revolving Credit Loans. Any change in the interest rate on the Revolving Credit Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which such change shall become effective. The Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Revolving Credit Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error.
The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the BNY Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

     B.   FEES

          1. COMMITMENT FEES. The Borrower agrees to pay to the Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, a fee (the "COMMITMENT FEE"), during the Commitment Period, at a rate per annum equal to the Applicable Fee Percentage on the average daily Available Commitment Amount. The Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such day following the Effective Date, and ending on the date that the Commitments shall expire or otherwise terminate. The Commitment Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

          2. LETTER OF CREDIT COMMISSIONS. The Borrower agrees to pay to the Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, commissions (the "LETTER OF CREDIT COMMISSIONS") with respect to the Letters of Credit for the period from and including the date of issuance of each thereof to and including the expiration date thereof, at a rate per annum equal to the Applicable Fee Percentage in effect on the date of issuance thereof on the average daily maximum amount available under any contingency to be drawn under such Letter of Credit. The Letter of Credit Commissions shall be a. calculated on the basis of a 360-day year for the actual number of days elapsed and b. payable quarterly in arrears on the last day of each March, June, September and December of each year and on the date that the Commitments shall expire. In addition to the Letter of Credit Commissions, the Borrower agrees to pay to the Issuing Bank, for its own account, its standard fees and charges customarily charged to customers similar to the Borrower with respect to any Letter of Credit.

          3. AGENT'S AND ISSUING BANK'S FEES. The Borrower agrees to pay to the Agent and the Issuing Bank, for their own respective accounts, such other fees as have been agreed to in writing by the Borrower, the Agent and the Issuing Bank.

     C.   CONVERSIONS

          1. The Borrower may elect from time to time to convert one or more Eurodollar Advances to ABR Advances by giving the Agent at least one Business Day's prior irrevocable notice of such election, specifying the amount to be converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Interest Period applicable thereto. In addition, the Borrower may elect from time to time to convert a. ABR Advances to Eurodollar Advances and b. Eurodollar Advances to new Eurodollar Advances by selecting a new Interest Period therefor, in each case by giving the Agent at least three Business Days' prior irrevocable notice of such election, in the case of a conversion to Eurodollar Advances, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such conversion of Eurodollar Advances to new Eurodollar Advances shall only be made on the last day of the Interest Period applicable to the Eurodollar Advances which are to be converted to such new Eurodollar Advances. Each such notice shall be irrevocable and shall be given by the delivery by telecopy of a Notice of Conversion (confirmed promptly, and in any event within five Business Days, by the delivery to the Agent of a Notice of Conversion manually signed by the Borrower). The Agent shall promptly provide the Lenders with notice of each such election. Advances may be converted pursuant to this Section in whole or in part, provided that the amount to be converted to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date in accordance with Section 2.3 and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $1,000,000 or such amount PLUS a whole multiple of $100,000 in excess thereof.

          2. Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of a Default or an Event of Default, the Borrower shall have no right to elect to convert any existing ABR Advance to a new Eurodollar Advance or to convert any existing Eurodollar Advance to a new Eurodollar Advance. In such event, all ABR Advances shall be automatically continued as ABR Advances and all Eurodollar Advances shall be automatically converted to ABR Advances on the last day of the Interest Period applicable to such Eurodollar Advance.

          3. Each conversion shall be effected by each Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that any such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

     D.   CONCERNING INTEREST PERIODS

          Notwithstanding any other provision of any Loan Document:

               1. If the Borrower shall have failed to elect a Eurodollar Advance under Section 2.3 or 3.3, as the case may be, in connection with any borrowing of new Revolving Credit Loans or expiration of an Interest Period with respect to any existing Eurodollar Advance, the amount of the Revolving Credit Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to Section 3.3.

               2. No Interest Period selected in respect of the conversion of any Eurodollar Advance shall end after the Maturity Date.

               3. The Borrower shall not be permitted to have more than ten Eurodollar Advances outstanding at any one time, it being agreed that each borrowing of a Eurodollar Advance pursuant to a single Borrowing Request shall constitute the making of one Eurodollar Advance for the purpose of calculating such limitation.

     E.   INDEMNIFICATION FOR LOSS

          Notwithstanding anything contained herein to the contrary, if the Borrower shall fail to borrow or convert on a Borrowing Date or Conversion Date after it shall have given notice to do so in which it shall have requested a Eurodollar Advance, or if a Eurodollar Advance shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if, while a Eurodollar Advance is outstanding, any repayment or prepayment of such Eurodollar Advance is made for any reason (including, without limitation, as a result of acceleration or illegality) on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender, any loss or expense suffered by such Lender as a result of such failure to borrow or convert, termination, repayment or prepayment, including, without limitation, an amount, if greater than zero, equal to:

                    A    x    (B-C)     x    D
                                             360
where:

"A" equals such Lender's pro rata share of the Affected Principal Amount;

"B" equals the Eurodollar Rate (expressed as a decimal), applicable to such Eurodollar Advances;

"C" equals the Eurodollar Rate (expressed as a decimal), in effect on or about the first day of the applicable Remaining Interest Period, based on the applicable rates offered or bid, as the case may be, on or about such date, for deposits in an amount equal approximately to such Lender's pro rata share of the Affected Principal Amount with an Interest Period equal approximately to the applicable Remaining Interest Period, as determined by such Lender;

"D" equals the number of days from and including the first day of the applicable Remaining Interest Period to but excluding the last day of such Remaining Interest Period;

and any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Lender) suffered by such Lender in connection with such Eurodollar Advance, including, without limitation, in liquidating or employing deposits acquired to fund or maintain the funding of its pro rata share of the Affected Principal Amount, or redeploying funds prepaid or repaid, in amounts which correspond to its pro rata share of the Affected Principal Amount. Each determination by the Agent or a Lender pursuant to this Section shall be conclusive and binding on the Borrower absent manifest error.

     F.   CAPITAL ADEQUACY

          If the amount of capital required or expected to be maintained by any Lender or any Person directly or indirectly owning or controlling such Lender or the Issuing Bank (each a "CONTROL PERSON"), shall be affected by the occurrence of a Regulatory Change and such Lender or the Issuing Bank shall have determined that such Regulatory Change shall have had or will thereafter have the effect of reducing a. the rate of return on such Lender's or such Control Person's capital, or b.the asset value to such Lender or the Issuing Bank or such Control Person of the Revolving Credit Loans made or maintained by such Lender, or of the Reimbursement Obligations or any participation therein, in any case to a level below that which such Lender or the Issuing Bank or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account such Lender's or the Issuing Bank's or such Control Person's policies regarding capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material to such Lender or the Issuing Bank or Control Person, then, within ten days after demand by such Lender or the Issuing Bank, the Borrower shall pay to such Lender or the Issuing Bank or such Control Person such additional amount or amounts as shall be sufficient to compensate such Lender or the Issuing Bank or such Control Person,
as the case may be, for such reduction.      No failure by any Lender or the
Issuing Bank to demand any amount under this Section shall constitute a waiver of such Lender's or the Issuing Bank's right to demand such amount at any time, provided that such Lender or the Issuing Bank shall notify the Borrower of its demand for any such amount not later than 90 days after the officer of such Lender or the Issuing Bank having primary responsibility for administering this Agreement, or such Person's immediate supervisor, has obtained knowledge of the basis for demanding such amount. Any Lender or the Issuing Bank that demands the payment of amounts pursuant to this Section shall submit to the Borrower a statement setting forth the calculations in reasonable detail of such amounts, and such statement shall be presumed correct absent manifest error.


     G.   REIMBURSEMENT FOR INCREASED COSTS

          If any Lender, the Agent or the Issuing Bank shall determine that a Regulatory Change:

               1. does or shall subject it to any Taxes of any kind whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or change the basis of taxation of payments to it of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, or impose on the Agent, the Issuing Bank or such Lender any other condition regarding the Letters of Credit including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, Tax on the Income of such Lender); or

               2. does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances which is not otherwise included in the determination of a Eurodollar Rate or against any Letters of Credit issued by the Issuing Bank or participated in by any Lender;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances, or to increase the cost to the Issuing Bank of issuing or maintaining the Letters of Credit or the cost to any Lender of participating therein or the cost to the Agent or the Issuing Bank of performing its respective functions hereunder with respect to the Letters of Credit, then, in any such case, the Borrower shall pay such Lender, the Agent, or the Issuing Bank, as the case may be, within ten days after demand therefor, such additional amounts as is sufficient to compensate such Lender, the Issuing Bank or the Agent, as the case may be, for such additional cost or reduction in such amount receivable which such Lender deems to be material as determined by such Lender, the Issuing Bank or the Agent, as the case may be; provided, however, that nothing in this Section shall require the Borrower to indemnify the Lenders, the Agent, or the Issuing Bank, as the case may be, with respect to withholding Taxes for which the Borrower has no obligation under Section 3.10. No failure by any Lender, the Agent or the Issuing Bank to demand any amount under this Section shall constitute a waiver of such Lender's, the Agent's or the Issuing Bank's right to demand such amount at any time, provided that such Lender, the Agent or the Issuing Bank shall notify the Borrower of its demand for any such amount not later than 90 days after the officer of such Lender, the Agent or the Issuing Bank having primary responsibility for administering this Agreement, or such Person's immediate supervisor, has obtained knowledge of the basis for demanding such amount. Any Lender, the Agent, or the Issuing Bank demanding amounts be paid pursuant to this Section shall submit to the Borrower a statement setting forth the calculations in reasonable detail of such amounts, and such statement shall be presumed correct absent manifest error.

     H.   ILLEGALITY OF FUNDING

          Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurodollar Advance as contemplated by this Agreement, such Lender shall promptly notify the Borrower and the Agent thereof, and a. the commitment of such Lender to make such Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended,b. such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance and c. such Lender's Revolving Credit Loans then outstanding as such Eurodollar Advances, if any, shall be converted automatically to an ABR Advance on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender shall promptly notify the Agent and the Borrower thereof and, upon receipt of such notice by each of the Agent and the Borrower, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

     I.   SUBSTITUTED INTEREST RATE

          In the event that a. the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 3.1 or b. the Required Lenders shall have notified the Agent that they have determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Revolving Credit Loans that the Borrower has requested be made as Eurodollar Advances or Eurodollar Advances that will result from the requested conversion of any portion of the Advances into or of Eurodollar Advances (each, an "AFFECTED ADVANCE"), the Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion Date for such Affected Advances. If the Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances,
(b) the Advances (or any portion thereof) that were to have been converted to Affected Advances shall be converted to ABR Advances and (c) any outstanding Affected

Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or
(ii), as the case may be, of this Section has been withdrawn by the Agent (by notice to the Borrower promptly upon either (x) the Agent having determined that such circumstances affecting the interbank eurodollar no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 3.1 or (y) the Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) Affected Advances, no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrower have the right to convert all or any portion of the Revolving Credit Loans to or as Eurodollar Advances.

     J.   TAXES

          1. PAYMENTS TO BE FREE AND CLEAR. All payments by each Credit Party under the Loan Documents to or for the account of the Agent, any Lender or the Issuing Bank (each, an "INDEMNIFIED TAX PERSON") shall be made free and clear of, and without any deduction or withholding for or on account of, any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (including interest, additions to tax, and penalties thereon) imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority thereof (collectively, "TAXES"), excluding as to any Indemnified Tax Person, (i) a Tax on the Income imposed on such Indemnified Tax Person and (ii) any interest, fees, additions to tax or penalties for late payment thereof (each such nonexcluded Tax, an "INDEMNIFIED TAX"). For purposes hereof, "TAX ON THE INCOME" shall mean, as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized,
(iii) the jurisdiction in which such Person's principal office is located, or
(iv) in the case of each Lender, any jurisdiction in which such Lender's Applicable Lending Office is located; which Tax is an income tax or franchise tax imposed on all or part of the net income or net profits of such Person or which Tax represents interest, fees, or penalties for late payment of such an income tax or franchise tax.

          2. GROSSING UP OF PAYMENTS. If any Credit Party or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding (which deduction or withholding would constitute an Indemnified Tax) from any amount required to be paid by any Credit Party to or on behalf of an Indemnified Tax Person under any Loan Document a. such Credit Party shall pay such Indemnified Tax before the date on which penalties attach thereto, such payment to be made for its own account (if the liability to pay is imposed on such Credit Party) or on behalf of and in the name of such Indemnified Tax Person (if the liability is imposed on such Indemnified Tax Person), and b. the sum payable to such Indemnified Tax Person shall be increased as may be necessary so that after making all re-quired deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Indemnified Tax Person receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

          3. OTHER TAXES. Each Credit Party agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents (collectively, the "OTHER TAXES").

          4. EVIDENCE OF PAYMENT. Within 30 days after the reasonable request therefor by the Agent in connection with any payment of Indemnified Taxes or Other Taxes, each Credit Party will furnish to the Agent the original or a certified copy of an official receipt from the jurisdiction to which payment is made evidencing payment thereof or, if unavailable, a certificate from a Financial Officer that states that such payment has been made and that sets forth the date and amount of such payment.

          5. U.S. TAX CERTIFICATES. Each Indemnified Tax Person that is organized under the laws of any jurisdiction other than the United States or any political subdivision thereof that is exempt from United States federal withholding tax, or that is subject to such tax at a reduced rate under an applicable treaty, with respect to payments under the Loan Documents shall deliver to the Agent for transmission to the Borrower, on or prior to the Effective Date (in the case of each Indemnified Tax Person listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it becomes an Indemnified Tax Person (in the case of each other Indemnified Tax Person), and at such other times as the Borrower or the Agent may reasonably request, Internal Revenue Form 4224 or Form 1001 or other certificate or document required under United States law to establish entitlement to such exemption or reduced rate. No Credit Party shall be required to pay any additional amount to any such Indemnified Tax Person under subsection (b) above if such Indemnified Tax Person shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Indemnified Tax Person shall have satisfied such requirements on the Effective Date (in the case of each Indemnified Tax Person listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it became an Indemnified Tax Person (in the case of each other Indemnified Tax Person), nothing in this subsection shall relieve any Credit Party of its obligation to pay any additional amounts pursuant to subsection (b) in the event that, as a result of any change in applicable law or treaty, such Indemnified Tax Person is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Indemnified Tax Person is no longer entitled to such exemption or reduced rate.

     K.   OPTION TO FUND

          Each Lender has indicated that, if the Borrower requests a Eurodollar Advance, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Commitment Percentage of such Eurodollar Advance during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Eurodollar Advance and any amounts owing under Sections 3.5 and 3.7. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance in any manner it sees fit, but all such determinations hereunder shall be made as if each Lender had actually funded and maintained its Commitment Percentage of each Eurodollar Advance during the applicable Interest Period through the purchase of deposits in an amount equal to its Commitment Percentage of such Eurodollar Advance having a maturity corresponding to such Interest Period. Any Lender may fund its Commitment Percentage of each Eurodollar Advance from or for the account of any branch or office of such Lender as such Lender may choose from time to time.

     L.SUBSTITUTION OF A LENDER

          Notwithstanding anything to the contrary contained herein, if any Lender shall request compensation pursuant to Section 3.6 or 3.7 in an aggregate amount in excess of $10,000, then, in each such case, provided that no Default or Event of Default shall then exist and be continuing, during the 90 day period after the receipt of such request, the Borrower may require that such Lender transfer all of its right, title and interest under the Loan Documents to one or more of the other Lenders or any other Eligible Assignee identified by the Borrower and reasonably acceptable to the Agent and the Issuing Bank (a "PROPOSED LENDER"), if such Proposed Lender agrees to assume all of the obligations of such Lender under the Loan Documents for consideration equal to the outstanding principal amount of such Lender's Revolving Credit Loans, together with interest thereon to the date of such transfer, all accrued, but theretofore unpaid, fees owing to such Lender pursuant to Sections 3.1 and 3.2, and all other amounts payable under the Loan Documents to such Lender on or prior to the date of such transfer (including, without limitation, any fees accrued hereunder and any amounts which would be payable under Section 3.5 as if all of such Lender's Loans were being prepaid in full on such date). Subject to the execution and delivery by the Borrower at its expense of a new Revolving Credit Note, an Assignment and Acceptance Agreement, and such other documents as such Lender may reasonably require, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements of the Borrower contained in Sections 3.5, 3.6, 3.7, 3.10, 11.5 and 11.8 (without duplication of any payments made to such Lender by the Borrower or the Proposed Lender) shall survive for the benefit of any Lender replaced under this Section 3.12 with respect to the time prior to such replacement. In addition and notwithstanding anything herein to the contrary, such Lender shall be entitled to receive the additional amounts to which it would be entitled pursuant to Section 3.6 or 3.7 had it not been replaced pursuant hereto.

IV.  REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and the Lenders to enter into this Agreement and to make the Revolving Credit Loans and the Issuing Bank to issue the Letters of Credit and the Lenders to participate therein, the Borrower makes the following representations and warranties to the Agent, the Issuing Bank and each
Lender:

     A.   SUBSIDIARIES; CAPITALIZATION

          As of the Effective Date, (i) the Borrower has only the Subsidiaries set forth on Schedule 4.1 and (ii) the authorized, issued and outstanding Capital Stock of the Borrower and each such Subsidiary is as set forth on
Schedule 4.1. As of the Effective Date, except as set forth on Schedule 4.1,a. none of the Subsidiaries is a Foreign Subsidiary or an Exempt Subsidiary,b. the shares of, or partnership or other interests in, each Subsidiary of the Borrower are owned beneficially and of record by the Borrower or another Subsidiary of the Borrower, are free and clear of all Liens and are duly authorized, validly issued, fully paid and nonassessable,c. neither the Borrower nor any of its Subsidiaries has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof,d. there are no agreements, voting trusts or understandings binding upon the Borrower or any of its Subsidiaries with respect to the voting securities of the Borrower or any of its Subsidiaries or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing.

     B.   EXISTENCE AND POWER

          Each of the Borrower and each of its Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business by it in each jurisdiction in which the nature of the business conducted therein or the Property owned by it therein makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

     C.   AUTHORITY AND EXECUTION

          Each of the Borrower and each of the Subsidiary Guarantors has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party all of which have been duly authorized by all proper and necessary corporate, partnership or other applicable action and are in full compliance with its Organizational Documents. The Borrower and each of the Subsidiary Guarantors has duly executed and delivered the Loan Documents to which it is a party.

     D.   BINDING AGREEMENT

          The Loan Documents (other than the Revolving Credit Notes) constitute, and the

Revolving Credit Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of each Credit Party, in each case, to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.


     E.   LITIGATION

          Except as set forth on Schedule 4.5, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower, any of its Subsidiaries or any other Credit Party) pending or, to the knowledge of the Borrower, threatened against the Borrower, any of its Subsidiaries or any other Credit Party or maintained by the Borrower, any of its Subsidiaries or any other Credit Party or which may affect the Property of the Borrower, any of its Subsidiaries or any other Credit Party or any of their respective Properties or rights, which a. could reasonably be expected to have a Material Adverse Effect,b. call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or c. might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

     F.   REQUIRED CONSENTS

          Except for information filings required to be made in the ordinary course of business which are not a condition to the performance by the Borrower or any of its Subsidiaries under the Loan Documents to which it is a party, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders or holders of any other equity interest, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents to which the Borrower or any of its Subsidiaries or any other Credit Party is a party or is required as a condition to the validity or enforceability of the Loan Documents to which any of the same is a party.

     G.   ABSENCE OF DEFAULTS; NO CONFLICTING AGREEMENTS

          1. Neither the Borrower, any of its Subsidiaries nor any other Credit Party is in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of its Subsidiaries or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

          2. Neither the Borrower, any of its Subsidiaries nor any other Credit Party is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not result in any default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority.

     H.   COMPLIANCE WITH APPLICABLE LAWS

          The Borrower and each of its Subsidiaries is complying in all material respects with all statutes, regulations, rules and orders of all Governmental Authorities which are applicable to the Borrower or such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not result in a violation of any statute, regulation, rule or order of any Governmental Authority which is applicable to the Borrower and its Subsidiaries.

     I.   TAXES

          The Borrower and each of its Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as required under Section 7.4) which would be material to the Borrower or any of its Subsidiaries, and no tax Liens have been filed with respect thereto. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries with respect to all taxes are, to the best knowledge of the Borrower, adequate for the payment of such taxes, and the Borrower knows of no unpaid assessment which is due and payable against the Borrower or any of its Subsidiaries or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as required under Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP.

     J.   GOVERNMENTAL REGULATIONS

          Neither the Borrower, any of its Subsidiaries nor any Person controlled by, controlling, or under common control with, the Borrower or any of its Subsidiaries, is (a) an "investment company" within the meaning of the 1940 Act or a Person deemed to be an "investment company" for purposes of the 1940 Act, except as set forth on Schedule 4.10, (b) subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended, or (c) is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services, except for statutes and regulations that limit the incurrence of Indebtedness by Exempt Subsidiaries (other than Subsidiaries of the Borrower that are Exempt Subsidiaries solely because of the applicability of clause (iii) of the definition of "Exempt Subsidiary").

     K.   FEDERAL RESERVE REGULATIONS; USE OF LOAN PROCEEDS

          Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. After giving effect to the making of each Revolving Credit Loan, Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of the Borrower and its Subsidiaries.

     L.   PLANS

          The only Pension Plans in effect as of the Effective Date (the "EXISTING PENSION PLANS") are listed on Schedule 4.12. Each Employee Benefit Plan of the Borrower, its Subsidiaries and the ERISA Affiliates is in compliance with ERISA and the Code, where applicable, in all material respects. As of the Effective Date,a. the amount of all Unfunded Pension Liabilities under the Pension Plans, excluding any plan which is a Multiemployer Plan, does not exceed $1,000,000, and b. the amount of the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans does not exceed $1,000,000. The Borrower and each of its Subsidiaries and ERISA Affiliates has complied with the requirements of Section 515 of ERISA with respect to each Pension Plan which is a Multiemployer Plan. As of the Effective Date, the aggregate potential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, of the Borrower and its Subsidiaries and ERISA Affiliates with respect to all Pension Plans which are Multiemployer Plans is approximately $0. The Borrower and its Subsidiaries and ERISA Affiliates have, as of the Effective Date, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement with respect thereto, except where the failure so to do could not reasonably be expected to have a Material Adverse Effect. No material liability to the PBGC has been, or is expected by the Borrower, any of its Subsidiaries or any ERISA Affiliate to be, incurred by the Borrower, any such Subsidiary or any ERISA Affiliate. Liability, as referred to in this Section includes any joint and several liability. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code.

     M.   FINANCIAL STATEMENTS

          The Borrower has heretofore delivered to the Agent and the Lenders copies of its Form 10-K for the fiscal year ended June 30, 1996, containing the audited Consolidated Balance Sheets of the Borrower and its Subsidiaries as of June 30, 1996 and June 30, 1995 and the related Consolidated Statements of Operations, Stockholder's Equity and Cash Flows for the periods then ended (with the applicable related notes and schedules, the "FINANCIAL STATEMENTS").

The Financial Statements fairly present the Consolidated financial condition and results of the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the footnotes thereto, neither the Borrower nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown in the Financial Statements and was not. Since June 30, 1996, the Borrower and each of its Subsidiaries has conducted its business only in the ordinary course and there has been no Material Adverse Change.

     N.   PROPERTY

          The Borrower and each of its Subsidiaries has a. good and marketable title to all of its Property, title to which is material to the Borrower or such Subsidiary and b. a valid leasehold interest in all Property, a leasehold interest in which is material to the Borrower or such Subsidiary, in each case subject to no Liens, except Permitted Liens.

     O.   AUTHORIZATIONS

          The Borrower and each of its Subsidiaries possesses or has the right to use all franchises, licenses, trademarks and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect. No event has occurred which permits or, to the best knowledge of the Borrower, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, license or other right which revocation or termination could reasonably be expected to have a Material Adverse Effect.

     P.   ENVIRONMENTAL MATTERS

          1. No Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged from any real property owned or operated by the Borrower or any Subsidiary thereof or, to the Borrower's knowledge, any real property leased by the Borrower or any Subsidiary thereof, in violation of any Environmental Laws; no Hazardous Substances have been discharged into subsurface waters under any real property owned or operated by the Borrower or any Subsidiary thereof or, to the Borrower's knowledge, any real property leased by the Borrower or any Subsidiary thereof, in violation of any Environmental Laws; no Hazardous Substances have been discharged from any real property owned or operated by the Borrower or any Subsidiary thereof or, to the Borrower's knowledge, any real property leased by the Borrower or any Subsidiary thereof, on or into Property or waters (including subsurface waters) adjacent to any Real Property in violation of any Environmental Laws; and there are not now, nor ever have been, on any real property owned or operated by the Borrower or any Subsidiary thereof or, to the Borrower's knowledge, any real property leased by the Borrower or any Subsidiary thereof, any underground or above ground storage tanks regulated under any Environmental Laws.

          2. Neither the Borrower nor any of its Subsidiaries a. has received notice

(written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, Lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, Property damages, personal injuries or penalties) arising in connection with: (x) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment,b. has any threatened or actual liability in connection with the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment,c. has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or a release or threatened release of any Hazardous Substance into the environment for which the Borrower or any of its Subsidiaries is or may be liable, or d. has received notice that the Borrower or any of its Subsidiaries is or may be liable to any Person under any Environmental Law.

     Q.   TRADE OR BUSINESS

          The Borrower engages in no trade or business other than the holding of the Capital Stock of its Subsidiaries and activities incidental thereto.

     R.   SOLVENCY

          Immediately after giving effect to the transactions contemplated by the Loan Documents, the Borrower and each of its Subsidiaries is and will be Solvent.

     S.   ACCOUNTING TREATMENT OF INTERNALLY GENERATED COMPUTER SOFTWARE.

          The Borrower and its Subsidiaries charge to operations the cost of routine maintenance of software products, design costs and development costs incurred prior to establishment of a product's technical feasibility in accordance with GAAP. The Borrower and its Subsidiaries capitalize and amortize over the useful life of a product any such costs which are incurred after the establishment of a product's technological feasibility.

     T.   ABSENCE OF CERTAIN RESTRICTIONS

          No indenture, certificate of designation for preferred stock, agreement or in-strument to which the Borrower or any of its Subsidiaries is a party (other than this Agreement), prohibits or limits in any way, directly or indirectly the ability of any Subsidiary of the Borrower to make Restricted Payments or repay any Indebtedness to the Borrower or to another Subsidiary of the Borrower, except for restrictions in respect of net capital requirements imposed by applicable law upon Subsidiaries of the Borrower that are registered broker-dealers or are engaged in the insurance business.

     U.   NO MISREPRESENTATION

          No representation or warranty contained in any Loan Document and no certificate or report from time to time furnished by the Borrower or any of its Subsidiaries in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made, provided that any projections or pro-forma financial information contained therein are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Agent and the Lenders that such projections as to future events are not to be viewed as facts, and that actual results during the period or periods covered thereby may differ from the projected results.


V.   CONDITIONS TO EFFECTIVENESS

          The effectiveness of this Agreement shall be subject to the fulfillment of the following conditions precedent on or prior to the Effective
Date:

     A.   EVIDENCE OF ACTION

          The Agent shall have received a certificate, dated the Effective Date, of the Secretary or Assistant Secretary or other analogous counterpart of each Credit Party a. attaching a true and complete copy of the resolutions of its Managing Person and of all documents evidencing all necessary corporate, partnership or similar action (in form and substance satisfactory to the Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby,b. attaching a true and complete copy of its Organizational Documents,c. setting forth the incumbency of its officer or officers or other analogous counterpart who may sign the Loan Documents, including therein a signature specimen of such officer or officers and d. attaching a certificate of good standing of the Secretary of State of the jurisdiction of its formation and of each other jurisdiction in which such Credit Party maintains its principal place of business.

     B.   THIS AGREEMENT

          The Agent shall have received counterparts of this Agreement signed by each of the parties hereto (or receipt by the Agent from a party hereto of a telecopy signature page signed by such party which shall have agreed to promptly provide the Agent with originally executed counterparts hereof).

     C.   REVOLVING CREDIT NOTES

          The Agent shall have received the Revolving Credit Notes, duly executed by an Authorized Signatory of the Borrower and dated the Effective Date.

     D.   ABSENCE OF LITIGATION

          There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for in the Loan Documents and no action or proceeding by or before any Governmental Authority has been commenced and is pending or, to the knowledge of the Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith, and the Agent shall have received a certificate, dated the Effective Date, in all respects satisfactory to the Agent, of an executive officer of the Borrower to the foregoing effects.

     E.   APPROVALS AND CONSENTS

          All approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents shall have been obtained and shall be in full force and effect, and all required notices have been given and all required waiting periods shall have expired, and the Agent shall have received a certificate, dated the Effective Date, in all respects satisfactory to the Agent, of an executive officer of the Borrower to the foregoing effects.

     F.   OPINION OF COUNSEL TO THE BORROWER AND THE SUBSIDIARY GUARANTORS

          The Agent shall have received an opinion of Kevin J. Dell, Esq., Vice President, Secretary and General Counsel of the Borrower and counsel to the Subsidiary Guarantors, addressed to the Agent, the Issuing Bank and the Lenders (and permitting Special Counsel to rely thereon), and dated the Effective Date, substantially in the form of Exhibit F. It is understood that such opinion is being delivered to the Agent and the Lenders upon the direction of the Borrower and the Subsidiary Guarantors and that the Agent and the Lenders may and will rely on such opinion.

     G.   OPINION OF SPECIAL COUNSEL

          The Agent shall have received an opinion of Special Counsel, addressed to the Agent, the Issuing Bank and the Lenders and dated the Effective Date substantially in the form of Exhibit G.

     H.   SUBSIDIARY GUARANTY

          The Agent shall have received the Subsidiary Guaranty, duly executed by an Authorized Signatory of the Borrower and each of its Subsidiaries that is not a Foreign Subsidiary or an Exempt Subsidiary.

     I.   PROPERTY, PUBLIC LIABILITY AND OTHER INSURANCE

          The Agent shall have received a certificate of all insurance maintained by the Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Agent.

     J.   FEES

          All fees payable to the Agent, the Issuing Bank and the Lenders on the Effective Date shall have been paid.

     K.   LIENS

          There shall be no Liens, except Permitted Liens, upon the Property of the Credit Parties and the Agent shall have received a certificate, dated the Effective Date, in all respects satisfactory to the Agent, of an executive officer of the Borrower to the foregoing effects.

     L.   COMPLIANCE CERTIFICATE

          The Agent shall have received a certificate of a Financial Officer of the Borrower, dated the Effective Date, attaching a pro-forma Compliance Certificate (after giving effect to the making of Revolving Credit Loans, if any, on the Effective Date) in all respects satisfactory to the Agent.

     M.   OTHER DOCUMENTS

          The Agent shall have received such other documents, each in form and substance reasonably satisfactory to the Agent, as the Agent shall reasonably require in connection with the making of the effectiveness of this Agreement.


VI.  CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

     A.   CONDITIONS OF LENDING - REVOLVING CREDIT LOANS AND LETTERS OF CREDIT

          The obligation of each Lender to make any Revolving Credit Loan or the Issuing Bank to issue any Letter of Credit on a Borrowing Date and each Lender to participate therein is subject to the satisfaction of the following conditions precedent as of the date of such Revolving Credit Loan or the issuance of such Letter of Credit, as the case may be:

               1. COMPLIANCE. On each Borrowing Date and after giving effect to the Revolving Credit Loans to be made and the Letters of Credit to be issued thereon a. there shall exist no Default or Event of Default,b. the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date,c. no Material Adverse Change shall have occurred since June 30, 1996, and d. the Aggregate Credit Exposure will not exceed the Aggregate Commitment Amount. Each borrowing by the Borrower and each request by the Borrower for the issuance of a Letter of Credit shall constitute a certification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

               2. BORROWING REQUEST; LETTER OF CREDIT REQUEST. With respect to the Revolving Credit Loans to be made, and the Letters of Credit to be issued, on each Borrowing Date, the Agent shall have received,a. in the case of Revolving Credit Loans, a Borrowing Request and b. in the case of Letters of Credit, a Letter of Credit Request, in each case duly executed by an Authorized Signatory of the Borrower.

               3. LOAN CLOSINGS. All documents required by the provisions of the Loan Documents to be executed or delivered to the Agent on or before the applicable Borrowing Date shall have been executed and shall have been delivered at the office of the Agent set forth in Section 11.2 on or before such Borrowing Date.

               4. OTHER DOCUMENTS. The Agent shall have received such other documents as the Agent or the Lenders shall reasonably request.

     B. ADDITIONAL CONDITIONS TO REVOLVING CREDIT LOANS AND LETTERS OF CREDIT IN CONNECTION WITH PERMITTED ACQUISITIONS

          In addition to the satisfaction on the Effective Date of the conditions set forth in Section 5 and the satisfaction on any Borrowing Date of the conditions set forth in Section 6.1, the obligation of each Lender to make any Revolving Credit Loan and the obligation of the Issuing Bank to issue Letters of Credit, the proceeds of which are to be used directly or indirectly to make a Permitted Acquisition (including by the making of an Intercompany
Loan) is subject to the satisfaction of the following conditions precedent as of the date of such Revolving Credit Loan or such Letter of Credit:

               1. LEVERAGE RATIO. After giving effect to the making of such Revolving Credit Loan or the issuance of such Letter of Credit, the Leverage Ratio shall be less than 3.00:1.00, provided, however, that in computing the Leverage Ratio for purposes of this subsection (a) only, Consolidated Adjusted EBITDA shall be determined on a pro forma basis for the period of four consecutive quarters immediately succeeding the date on which such Permitted Acquisition is to be consummated.

               2. TARGET'S BUSINESS. The Person to be acquired in such Permitted Acquisition is engaged in substantially the same or a related business as any Subsidiary of the Borrower, including, without limitation, the software, financial services, transaction processing and outsourcing businesses, or in the case of an Acquisition of a business or assets, such business is substantially the same as or related to, or such assets are devoted to a business that is substantially the same as or related to, as the case may be, the business of any Subsidiary of the Borrower.

               3. HISTORICAL FINANCIAL STATEMENTS. The Agent and the Lenders shall have received historical financial statements of the Person or business to be acquired in such Permitted Acquisition for no less than three years to the date of such Permitted Acquisition or such lesser amount of time for which such statements exist.

               4. FINANCIAL OFFICER'S CERTIFICATE. The Agent and the Lenders shall have received a certificate (in form and substance satisfactory to the Agent) of a Financial Officer of the Borrower to the effect that (and including calculations indicating that), on a pro forma basis after giving effect to such Permitted Acquisition,a. all of the representations and warranties in the Loan Documents will be true and correct,b. no Default or Event of Default exists or would exist immediately before and after giving effect to the consummation of such Permitted Acquisition and c. certifying compliance with subsections (a) and
(b) of this Section 6.2 (including calculations in reasonable detail).


VII. AFFIRMATIVE COVENANTS

     The Borrower agrees that, so long as this Agreement is in effect, any Revolving Credit Loan or Reimbursement Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender, the Issuing Bank or the Agent, the Borrower shall:

     A.   FINANCIAL STATEMENTS AND INFORMATION

          Maintain, and cause each of its Subsidiaries to maintain, a system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Agent and each Lender:

               1. As soon as available, but in any event within 90 days after the end of each fiscal year, a copy of the Borrower's annual report on Form 10-K in respect of such fiscal year, together with the annual audited Consolidated Balance Sheets and the related Consolidated Statements of Operations, Stockholders' Equity and Cash Flows of the Borrower and its Subsidiaries prepared in conformity with GAAP and as filed with the SEC, setting forth in comparative form the figures for the preceding fiscal year. The Consolidated Balance Sheets and Consolidated Statements of Operations, Stockholders' Equity and Cash Flows shall be audited and certified without qualification by the Accountants, which certification shall (1) state that the examination by such Accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (2) include the opinion of such Accountants that such Consolidated financial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion.

               2. As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the Borrower's quarterly report on Form 10-Q in respect of such fiscal quarter together with the quarterly unaudited Consolidated Balance Sheets and the related unaudited Consolidated Statements of Operations, Stockholders' Equity and Cash Flows of the Borrower and its Subsidiaries prepared in conformity with GAAP and as filed with the SEC, setting forth in comparative form the figures for the corresponding periods of the preceding fiscal year, certified by a Financial Officer of the Borrower, as being complete and correct in all material respects and as presenting fairly the Consolidated financial condition and the Consolidated results of operations of the Borrower and its Subsidiaries.

               3. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year (90 days after the end of the last fiscal quarter), a Compliance Certificate, certified by a Financial Officer of the Borrower.

               4. Such other information as the Agent or any Lender may reasonably request from time to time.

     B.   CERTIFICATES; OTHER INFORMATION

          Furnish to the Agent and each Lender:

               1. Prompt written notice if:a. any Indebtedness of the Borrower or any of its Subsidiaries in an aggregate amount in excess of $1,000,000 is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due,b. a default shall have occurred under, or the holder or obligee of, any note (other than the Revolving Credit Notes), certificate, security or other evidence of Indebtedness, with respect to any other Indebtedness of the Borrower or any of its Subsidiaries has the right to declare Indebtedness in an aggregate amount in excess of $1,000,000 due and payable prior to its stated maturity, or c. there shall occur and be continuing a Default or an Event of Default.

               2. Prompt written notice of:a. any citation, summons, subpoena, order to show cause or other document naming the Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document,b. any lapse or other termination of any material license, permit, franchise or other authorization issued to the Borrower, or any of its Subsidiaries by any Person or Governmental Authority, and c. any refusal by any Person or Governmental Authority to renew or extend any such material license, permit, franchise or other authorization, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect;

               3. Promptly upon becoming available, copies of all a. regular, periodic or special reports, schedules and other material which the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, and b. material news releases and annual reports relating to the Borrower and any of its Subsidiaries;

               4. Prompt written notice in the event that the Borrower, any of its Subsidiaries or any ERISA Affiliate knows, or has reason to know, that a. any Termination Event has occurred or will occur,b. any condition exists with respect to a Pension Plan which presents a material risk of (A) termination of the Pension Plan, (B) imposition of an excise tax, (C) requirement to provide security to the Pension Plan or (D) other liability on the Borrower, any of its Subsidiaries or any ERISA Affiliate,c. the Borrower, any of its Subsidiaries or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan,d. the aggregate amount of the Unfunded Pension Liabilities under all Pension Plans is in excess of $1,000,000,e. the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans is in excess of $1,000,000,f. the Borrower, any of its Subsidiaries or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan that may reasonably be expected to have a Material Adverse Effect,g. the imposition of any tax under Section 4980B(a) of the Code that may reasonably be expected to have a Material Adverse Effect, or h. the assessment of a civil penalty under
Section 502(c) of ERISA that may reasonably be expected to have a Material Adverse Effect, together with a certificate of a Financial Officer of the Borrower setting forth the details of such event and the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto.

               5. Prompt written notice in the event that Borrower, any of its Subsidiaries or any ERISA Affiliate shall receive a demand letter from the PBGC notifying the Borrower, such Subsidiary or such ERISA Affiliate of any final decision finding liability and the date by which such liability must be paid, together with a copy of such letter and a certificate of a Financial Officer of the Borrower setting forth the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

               6. Promptly upon the same becoming available, and in any event by the date such amendment is adopted, a copy of any Pension Plan amendment that the Borrower, any of its Subsidiaries or any ERISA Affiliate proposes to adopt which would require the posting of security under Section 401(a)(29) of the Code, together with a certificate of a Financial Officer of the Borrower setting forth the reasons for the adoption of such amendment and the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

               7. As soon as possible and in any event by the tenth day after any required installment or other payment under Section 412 of the Code owed to a Pension Plan shall have become due and owing and remains unpaid, a copy of the notice of failure to make required contributions provided to the PBGC by the Borrower, any of its Subsidiaries or any ERISA Affiliate under Section 412(n) of the Code, together with a certificate of a Financial Officer setting forth the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

               8. Such other information as the Agent or any Lender shall reasonably request from time to time.

     C.   LEGAL EXISTENCE

          Except as may otherwise be permitted by Sections 8.3 and 8.4, maintain, and cause each of its Subsidiaries to maintain, its corporate, partnership or analogous existence, as the case may be, in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

     D.   TAXES

          Pay and discharge when due, and cause each of its Subsidiaries so to do, all Taxes, upon or with respect to the Borrower or such Subsidiary and all Taxes upon the income, profits and Property of the Borrower and its Subsidiaries, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on Property of the Borrower or such Subsidiary (other than a Lien described in Section 8.2(a)(i)), unless and to the extent only that such Taxes shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary and only so long as no Lien (other than a Permitted Lien) shall attach with respect thereto and no foreclosure, distraint, sale or similar proceedings shall have been commenced and provided that the Borrower shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     E.   INSURANCE

          Maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, upon written request, full information as to the insurance carried.

     F.   PERFORMANCE OF OBLIGATIONS

          Pay and discharge when due, and cause each of its Subsidiaries so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might a. have a Material Adverse Effect, or b.become a Lien upon Property of the Borrower or any of its Subsidiaries other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted, and provided further that the Borrower shall give the Agent prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     G.   CONDITION OF PROPERTY

          At all times, maintain, protect and keep in good repair, working order and condition, ordinary wear and tear excepted, and cause each of its Subsidiaries so to do, all Property necessary to the operation of the Borrower's or any of its Subsidiaries' businesses.

     H.   OBSERVANCE OF LEGAL REQUIREMENTS

          Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     I.   INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS

          At all reasonable times, upon reasonable prior notice, permit representatives of the Agent and each Lender to visit the offices of the Borrower and its Subsidiaries, to examine the books and records thereof and Accountants' reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of the Borrower and its Subsidiaries with the officers thereof, and to examine and inspect the Property of the Borrower and its Subsidiaries and to meet and discuss the affairs of the Borrower and its Subsidiaries with the Accountants.

     J.   AUTHORIZATIONS

          Maintain, and cause each of its Subsidiaries to maintain, in full force and effect, all material licenses, franchises, permits, licenses, authorizations and other rights as are necessary for the conduct of its business.

     K.   FINANCIAL COVENANTS

          1. FIXED CHARGE COVERAGE RATIO. Maintain at all times a Fixed Charge Coverage Ratio of not less than 1.20:1.00.

          2. LEVERAGE RATIO. Maintain at all times a Leverage Ratio of not more than 3.50:1.00.

          3. CONSOLIDATED NET WORTH. Maintain as of the last day of each fiscal quarter, Consolidated Net Worth in an amount not less than the sum, without duplication, of a. $110,000,000, PLUS b. 60% of Consolidated Net Income (if positive) for each fiscal quarter commencing after June 30, 1996 to the date of such determination, PLUS c. 90% of the total net proceeds received by the Borrower from the sale of its Capital Stock after the Effective Date, PLUS d. 90% of any increase to Consolidated Net Worth resulting from any issuance by the Borrower of shares of its Capital Stock.

          4. CONSOLIDATED EBITDA AND CONSOLIDATED ASSETS ATTRIBUTABLE TO AND OWNED BY SUBSIDIARY GUARANTORS. Within 90 days after the last day of each fiscal quarter, ensure that at least 75% of a. Consolidated EBITDA for such fiscal quarter had been earned by one or more of the Subsidiary Guarantors and
b. the assets of the Borrower and its Subsidiaries on a Consolidated basis had been owned directly by one or more of the Subsidiary Guarantors as of the last day of such fiscal quarter, it being understood that if as of the last day of a fiscal quarter the Borrower is not in compliance with this subsection (d), the Borrower shall nonetheless be deemed in compliance if, within such 90 day period, one or more of its Subsidiaries which are not then Subsidiary Guarantors become Subsidiary Guarantors in the manner provided by Section 7.12.

     L.   ADDITIONAL SUBSIDIARY GUARANTORS

          Cause each Domestic Subsidiary (other than an Exempt Subsidiary) which is not a Subsidiary Guarantor, including each Domestic Subsidiary which was an Exempt Subsidiary but which has ceased to be an Exempt Subsidiary, to become a Subsidiary Guarantor by executing a Supplement (as defined therein) to the Subsidiary Guaranty in accordance with the terms thereof and delivering the same to the Agent together with a. a certificate, dated the date such Subsidiary shall have become a party to the Subsidiary Guaranty, executed by such Subsidiary and substantially in the form of, and with substantially the same attachments as, the certificate which would have been required under
Section 5.1 if such Subsidiary had become a party to the Subsidiary Guaranty on the Effective Date, and b. if requested by the Agent, an opinion of counsel to such Subsidiary covering the same matters with respect to such Subsidiary as are covered by the opinion delivered pursuant to Section 5.6, and otherwise in form and substance reasonably satisfactory to the Agent.


VIII.     NEGATIVE COVENANTS

     The Borrower agrees that, so long as this Agreement is in effect, any Revolving Credit Loan or Reimbursement Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender, the Issuing Bank or the Agent, the Borrower shall not, directly or indirectly:

     A.   INDEBTEDNESS

          Create, incur, assume or suffer to exist any liability for Indebtedness, or permit any of its Subsidiaries so to do, except a. Indebtedness due under the Loan Documents; b.Indebtedness of the Borrower or any of its Subsidiaries existing on the Effective Date as set forth on Schedule 8.1, including, except as set forth in the proviso below, refinancings thereof but not increases in the amount of any thereof, provided that refinancings of such existing Indebtedness shall not be permitted unless the interest rate on any such refinanced Indebtedness is not in excess of the rate available for similar borrowings by similar borrowers at the time of the refinancing, the final maturity of such refinanced Indebtedness is not earlier than the Maturity Date, and if the Indebtedness being refinanced is subordinated to the Indebtedness under the Loan Documents, such refinanced Indebtedness shall be so subordinated on the same terms and to the same extent as such Indebtedness being so refinanced,c. Capital Lease Obligations of the Borrower or any of its Subsidiaries and purchase money Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase, after the Effective Date, of any Property, (in each case other than any such Indebtedness described in clause
(ii) above) in an aggregate principal amount not to exceed $2,000,000;d. Intercompany Indebtedness to the extent permitted by Section 8.5(f);e. subordinated Indebtedness of the Borrower incurred in connection with a Permitted Acquisition, provided that (1) such Indebtedness is subordinated to the Indebtedness under the Loan Documents in form and substance satisfactory to the Agent and Required Lenders and (2) no Default or Event of Default would exist immediately before and after giving effect thereto;f. senior Indebtedness of the Borrower incurred in connection with a Permitted Acquisition in an aggregate amount not in excess of $5,000,000, provided that (1) no Default or Event of Default would exist immediately before and after giving effect thereto and (2) if such Indebtedness is secured, the Lien in respect thereof is a Lien permitted by Section 8.2(a)(xi);g. Acquisition Related Contingent Payments incurred after the Effective Date with respect to Permitted Acquisitions which, at the time of the incurrence thereof, are commercially reasonable under the circumstances;h. Contingent Obligations of Fund Services as a general partner of BISYS Fund Services, L.P.;i. Contingent Obligations of the Borrower under performance guaranties of the obligations of its Subsidiaries, provided that (1) such guaranty is required as a condition of a Person retaining the services of a Subsidiary of the Borrower,(2) the obligations which are guaranteed are not financial obligations other than financial obligations incurred in the ordinary course of business, and (3) to the extent that any such obligations are financial obligations, (a)such obligations are not in excess of $10,000,000 in the aggregate or (b) the guaranty in respect of such obligations is in a form to be negotiated that is mutually satisfactory to the Agent and the Borrower;j. Contingent Obligations of the Borrower under operating or capital leases of one or more of its Subsidiaries provided, in the case of Contingent Obligations in respect of Capital Lease Obligations, such Capital Lease Obligations are permitted to be incurred pursuant to clause (iii) above;k. Indebtedness of a Subsidiary of the Borrower in respect of Compensation Financings, provided that
(1) no Default or Event of Default would exist immediately before and after giving effect thereto and (2) such Indebtedness shall be unsecured or, if secured, shall be secured only by the 12b-1 Fees and/or Contingent Deferred Sales Commissions to which such Subsidiary is entitled from such Investment Company or its shareholders; and l.in addition to Indebtedness permitted under clause (iii) above, Capital Lease Obligations in connection with Sale and Leaseback Transactions to the extent permitted by Section 8.14.

     B.   LIENS

          1. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any of its Subsidiaries so to do, except a.Liens for Taxes in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest;b. Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA);c. deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;d. zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting real Property which do not adversely affect the value of such real Property or the financial condition of the Borrower or such Subsidiary or impair its use for the operation of the business of the Borrower or such Subsidiary;e. Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest;f. Liens arising out of judgments or decrees which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest;g. Liens in favor of the Agent, the Issuing Bank and the Lenders under the Loan Documents;h. purchase money Liens on Property of the Borrower or any of its Subsidiaries acquired after the Effective Date to secure Indebtedness of such Person permitted by Section 8.1(iii), incurred in connection with the acquisition of such Property, provided that each such Lien is limited to such Property so acquired;i. Liens on Property of the Borrower and its Subsidiaries existing on the Effective Date as set forth on Schedule 8.2 as renewed from time to time, but not any increases in the amounts secured thereby;j. Liens on Margin Stock to the extent that a prohibition on such Liens would result in the Agent, the Issuing Bank and the Lenders being deemed to be "indirectly secured" by Margin Stock under Regulation U of the Board of Governors of the Federal Reserve System, as amended, taking into account the value of Margin Stock owned by the Borrower and its Subsidiaries and any other relevant facts and circumstances; and k. Liens on Property of the Borrower or any of its Subsidiaries acquired after the Effective Date in a Permitted Acquisition, provided that such Liens are limited to the Property so acquired and were not created in contemplation of such acquisition.

          2. Subject to clause (x) of subsection (a) above, enter into or permit any of its Subsidiaries to enter into, any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired except a. purchase money mortgages or capital leases otherwise permitted by this Agreement in which case any prohibition or limitation shall only be effective against the assets financed thereby and b. this Agreement.

     C.   MERGER, CONSOLIDATIONS AND ACQUISITIONS

          Consolidate with, be acquired by, merge into or with any Person, make any Acquisition or enter into any binding agreement to do any of the foregoing which is not contingent on obtaining the consent of the Required Lenders, or permit any of its Subsidiaries so to do, except:

               1. provided that no Default or Event of Default would exist immediately before and after giving effect thereto, any direct or indirect wholly-owned Subsidiary of the Borrower may merge with or into a. the Borrower or any other direct or indirect wholly-owned Subsidiary of the Borrower, provided that (1) the Agent shall have received ten days prior written notice thereof,(2) in the case of a merger of the Borrower with any Subsidiary, the Borrower shall be the survivor,(3) in the case of a merger of any Subsidiary Guarantor and any wholly-owned Subsidiary that is not a Subsidiary Guarantor, either the Subsidiary Guarantor shall be the surviving entity or the survivor shall become a Subsidiary Guarantor in accordance with the provisions of Section
7.12 and the Subsidiary Guaranty or by an instrument of assumption in form and substance satisfactory to the Agent, and (4) the Agent shall have received such opinions, certificates and other documents in connection therewith as it shall require and b. any other Person in connection with a Permitted Acquisition described in subsection (c) below, provided that (1)the Agent shall have received ten days prior written notice thereof,(2) in the case of a merger of any Subsidiary Guarantor and such other Person, either the Subsidiary Guarantor shall be the surviving entity or the survivor shall become a Subsidiary Guarantor in accordance with the provisions of Section 7.12 and the Subsidiary Guaranty or by an instrument of assumption in form and substance satisfactory to the Agent,(3) no Capital Stock is issued by any Credit Party in connection therewith except to the extent permitted by Section 8.13 and (4) the Agent shall have received such opinions, certificates and other documents in connection therewith as it shall require;

               2.   Investments permitted by Section 8.5;

               3. provided that no Default or Event of Default would exist immediately before and after giving effect thereto, the Borrower or any of its Subsidiaries may make Acquisitions other than Contract Acquisitions, provided, further, however, that in the case of an Acquisition made directly or indirectly with the proceeds of Revolving Credit Loans or Letters of Credit (including by the making of an Intercompany Loan), the conditions of Section 6.2 shall be satisfied; and

               (d) provided that no Default or Event of Default would exist immediately before and after giving effect thereto, the Borrower or any Subsidiary thereof may make an Acquisition of rights under a contract or group of related contracts with a customer (the "CUSTOMER") that had previously been a party to a similar contract or group of contracts with a another Person (the "SELLER") with respect to which the Borrower or such Subsidiary has agreed to pay a fee (a "SUCCESS FEE") to the Seller upon the successful negotiation, execution and delivery of a replacement contract or group of contracts with the Customer within a specified period of time (a "CONTRACT ACQUISITION"), provided, further that the Leverage Ratio on a pro forma basis for the period of four consecutive quarters immediately succeeding the date on which such Contract Acquisition is consummated is less than 3.00:1.00 and the Agent and the Lenders shall have received a certificate (in form and substance satisfactory to the Agent) of a Financial Officer of the Borrower to the foregoing effect, setting forth calculations in reasonable detail.

     D.   DISPOSITIONS

          Make any Disposition, or permit any of its Subsidiaries so to do, except

               1.   Dispositions of any Investments permitted under Section
8.5(a);

               2. Dispositions of Property which, in the reasonable opinion of the Borrower or such Subsidiary, is obsolete or no longer useful in the conduct of its business;

               3. sales or other dispositions of receivables in respect of 12b-1 Fees and Contingent Deferred Sales Commissions in the ordinary course of business;

               4.   Sale and Leaseback Transactions to the extent permitted by
Section 8.14; and

               5. Dispositions of Margin Stock to the extent that a prohibition or restriction on such Dispositions would result in the Agent, the Issuing Bank and the Lenders being deemed to be "indirectly secured" by such Margin Stock under Regulation U of the Board of Governors of the Federal Reserve System, as amended, taking into account the value of the Margin Stock owned by the Borrower and its Subsidiaries and any other relevant facts and circumstances.

     E.   INVESTMENTS, LOANS, ETC.

          At any time, purchase or otherwise acquire, hold or invest in the Capital Stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution, time deposit or otherwise, in or with any Person, or permit any of its Subsidiaries so to do, (all of which are sometimes referred to herein as "INVESTMENTS") except, without duplication:

               1.   Investments in Cash Equivalents;

               2.   Investments existing on the Effective Date as set forth on
Schedule 8.5;

               3. normal business banking accounts and short-term certificates of deposit and time deposits in, or issued by, federally insured institutions in amounts not exceeding the limits of such insurance;

               4. repurchase agreements fully collateralized by any obligation described in Section 8.5(c);

               5.   Permitted Acquisitions and Permitted Contract Acquisitions;

               6. Investments by the Borrower or any of its wholly-owned Subsidiaries in Intercompany Indebtedness, provided that a. such Indebtedness is repayable on demand,b. no Default or Event of Default would exist immediately before or after giving effect thereto,c. the amount of Intercompany Indebtedness extended by the Borrower or any Domestic Subsidiary to Foreign Subsidiaries shall not exceed $10,000,000 in the aggregate at any time, and (iv) the Borrower shall not permit any of its Subsidiaries that is an "investment company" within the meaning of the 1940 Act or a Person deemed to be an "investment company" for purposes of the 1940 Act to incur Intercompany Indebtedness as a result of the Borrower or any other Subsidiary thereof making an Investment in such Subsidiary with the proceeds of Revolving Credit Loans or Letters of Credit;

               7. Investments consisting of loans to employees of the Borrower or any of its Subsidiaries made in the ordinary course of business, provided that no Default or Event of Default would exist immediately before or after giving effect thereto;

               8. Investments consisting of minority interests in substantially the same or a related business to that of the Borrower or any of its Subsidiaries in an aggregate amount not to exceed $10,000,000, provided that no Default or Event of Default would exist immediately before or after giving effect thereto;

               9. Investments in shares of an Investment Company for which a direct or indirect subsidiary of the Borrower is a principal underwriter named in such Investment Company's registration statement under the 1940 Act, provided that (1) such shares are acquired by such Subsidiary prior to the public offering of such Investment Company's shares,(2) such shares are acquired by such Subsidiary solely for purposes of enabling such Investment Company to satisfy the net worth requirement of Section 14(a)(1) of the 1940 Act, and (C) the amount paid for such shares is limited to the amount necessary to enable such Investment Company to satisfy the net worth requirement of Section 14(a)(1) of the 1940 Act PLUS an additional $10,000,000 in the aggregate for all such Investments, it being understood that nothing herein shall require the sale of any such shares;

               10. Investments in shares of open-end management Investment Companies, provided that after giving effect to any such Investment, the consideration paid for such shares, when aggregated with the consideration paid for all other such shares then held by the Borrower and its Subsidiaries, shall not exceed 10% of the value of Consolidated Assets as at such time of such Investment; and

               11. in addition to Investments permitted by subsection (f) above, capital contributions by the Borrower or any Subsidiary thereof to Exempt Subsidiaries (other than a Subsidiary of the Borrower that is an Exempt Subsidiary solely because of the applicability of clause (iii) of the definition of "Exempt Subsidiary"), provided that a. no Default or Event of Default shall or would exist immediately before and after giving effect thereto, and b. the amount of any such Investment shall not exceed the amount necessary to meet the net capital requirements applicable to such Exempt Subsidiaries.

     F.   RESTRICTED PAYMENTS

          Declare or pay any Restricted Payments payable in cash or otherwise or apply any of its Property thereto or set apart any sum therefor, or permit any of its Subsidiaries so to do, except that:a. a wholly-owned Subsidiary of the Borrower may declare and pay Restricted Payments to its parent and b. provided that no Default or Event of Default would exist immediately before or after giving effect thereto, the Borrower may repurchase shares of its Capital Stock in an aggregate amount not in excess of $30,000,000.

     G.   BUSINESS CHANGES

          Materially change the nature of its business as conducted on the Effective Date, or alter or modify its structure, or change its fiscal year from that in effect on the Effective Date, or permit its Subsidiaries so to do.

     H.   SUBSIDIARIES

          Create or acquire any other Subsidiary, or permit any of its Subsidiaries so to do, except (a) as permitted in connection with a Permitted Acquisition, and (b) that the Borrower may create Exempt Subsidiaries.

     I.   ERISA

          Establish or contribute, or permit any of its Subsidiaries so to do, to any Pension Plan (other than an Existing Pension Plan) except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect, cause any Pension Plan to have a Funded Current Liability Percentage of less than 60%, or increase benefits, or permit any of its Subsidiaries so to do, under any Employee Benefit Plan or establish or contribute to any new Employee Benefit Plan except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect.

     J.   AMENDMENTS, ETC. OF CERTAIN AGREEMENTS

          Enter into or agree to any amendment, modification or waiver of any term or condition of its Organizational Documents in any way which would adversely affect the interests of the Agent, the Issuing Bank or any of the Lenders under any of the Loan Documents.

     K.   TRANSACTIONS WITH AFFILIATES

          Become a party to any transaction with an Affiliate, or permit any of its Subsidiaries so to do, unless the Borrower's or such Subsidiary's, as the case may be, Managing Person shall have determined that the terms and conditions relating thereto are as favorable to the Borrower or such Subsidiary, as the case may be, as those which would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate.

     L.   ISSUANCE OF ADDITIONAL CAPITAL STOCK

          Create or acquire the Capital Stock of, or Property of, any Person which shall thereupon become a direct or indirect Subsidiary, or issue any additional Capital Stock, or permit any of its Subsidiaries so to do, except a. the Borrower may issue Capital Stock (other than Disqualified Stock) in connection with the exercise of stock options granted pursuant to the Borrower's stock option and employee stock purchase plans,b. provided that no Default or Event of Default would exist immediately before or after giving effect thereto, the Borrower or any of its Subsidiaries may issue additional Capital Stock (other than Disqualified Stock),c. as otherwise permitted by Section 8.3 or 8.8.

     M.   LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES

          Directly or indirectly create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any Subsidiary of the Borrower to a. pay Restricted Payments or any Indebtedness owed to the Borrower or any Subsidiary of the Borrower,b. make loans or advances to the Borrower or any Subsidiary of the Borrower or c.transfer any of its Property to the Borrower, or permit any of its Subsidiaries so to do, except for such encumbrances or restrictions existing under or by reason of (x) applicable law, including, without limitation, any restriction in respect of net capital requirements imposed upon Subsidiaries of the Borrower that are broker-dealers or are engaged in the insurance business, and (y) the Loan Documents.

     N.   SALE AND LEASEBACK TRANSACTIONS

          Enter into any Sale and Leaseback Transaction or permit any of its Subsidiaries so to do, except that the Borrower or any Subsidiary of the Borrower may enter into Sale and Leaseback Transactions of equipment to be used in the conduct of its business, provided, however, that the aggregate principal amount of Capital Lease Obligations in respect of such leases shall not exceed $10,000,000.

     O.   TRADE OR BUSINESS

          Engage in any trade or business other than the holding of the Capital Stock of its Subsidiaries and activities incidental thereto.


IX.  DEFAULT

     A.   EVENTS OF DEFAULT

          The following shall each constitute an "EVENT OF DEFAULT" hereunder:

               1. The failure of the Borrower to make any payment of principal on any Revolving Credit Note, or any reimbursement payment hereunder or under any Reimbursement Agreement, when due and payable; or

               2. The failure of the Borrower to make any payment of interest, Fees, expenses or other amounts payable under any Loan Document or otherwise to the Agent with respect to the loan facilities established hereunder within three Business Days of the date when due and payable; or

               3. The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 2.6, 7.3, 7.11 or Section 8; or

               4. The failure of any Credit Party to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after a Responsible Officer of such Credit Party shall have obtained knowledge thereof; or

               5. Any representation or warranty made by any Credit Party (or by an officer thereof on its behalf) in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

               6. Liabilities and/or other obligations of the Borrower (other than its obligations under the Revolving Credit Notes), any of its Subsidiaries or any other Credit Party, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or operating leases in an aggregate amount in excess of $2,000,000 a. shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or b. shall not be paid when due or within any grace period for the payment thereof,c. any holder of any such obligation shall have the right to declare such obligation due and payable prior to the expressed maturity thereof or (iv) as a consequence of the occurrence or continuation of any event or condition, the Borrower, any of its Subsidiaries or such other Credit Party has become obligated to purchase or repay any Indebtedness before its regularly scheduled maturity date;

               7. Any license, franchise, permit, right, approval or agreement of the Borrower, any of its Subsidiaries or any other Credit Party is not renewed, or is suspended, revoked or terminated and the non-renewal, suspension, revocation or termination thereof would have a Material Adverse Effect; or

               8. The Borrower or any Material Subsidiary shall a. suspend or discontinue its business,b. make an assignment for the benefit of creditors,c. generally not be paying its debts as such debts become due,d. admit in writing its inability to pay its debts as they become due,e. file a voluntary petition in bankruptcy,f. become insolvent (however such insolvency shall be evidenced),g. file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction,h. petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property,i. be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days,j. file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding,k. seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or l. take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower or such Material Subsidiary; or

               9. An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction a. adjudging the Borrower or any Material Subsidiary bankrupt or insolvent,b. approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any Material Subsidiary under the United States bankruptcy laws or any other applicable Federal or state law,c. appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any Material Subsidiary or of any substantial part of the Property of any thereof, or d. ordering the winding up or liquidation of the affairs of the Borrower or any Material Subsidiary, and any such decree or order continues unstayed and in effect for a period of 60 days; or

               10. Judgments or decrees against the Borrower, any of its Subsidiaries or any other Credit Party aggregating in excess of $2,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

               11. The occurrence of an Event of Default as defined in any Loan Document; or

               12. Any Loan Document shall cease, for any reason, to be in full force and effect, or any Credit Party shall so assert in writing or shall disavow any of its obligations thereunder; or

               13. a.any Termination Event shall occur;b. any Accumulated Funding Deficiency, whether waived, shall exist with respect to any Pension Plan;c. any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan;d. the Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA;e. the imposition of any tax under Section 4980B(a) of the Code;f. the assessment of a civil penalty with respect to any Employee Benefit Plan under Section 502(c) of ERISA; or g.any other event or condition shall occur or exist with respect to an Employee Benefit Plan which in the case of clauses (i) through (vii) would, individually or in the aggregate, have a Material Adverse Effect.

     B.   CONTRACT REMEDIES

          1. Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified whether in clause (h) or (i) above, the Commitments of all of the Lenders shall immediately and automatically terminate and the Revolving Credit Loans, all accrued and unpaid interest thereon, any Reimbursement Obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Borrower shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the exclusive control of the Agent, and the Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Commitments of all of the Lenders and the Letter of Credit Commitment to be terminated forthwith, whereupon such Commitments and the Letter of Credit Commitment shall immediately terminate, and (ii) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Revolving Credit Loans, all accrued and unpaid interest thereon, any Reimbursement Obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Borrower shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the exclusive control of the Agent, and the Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

          2. In the event that the Commitments of all the Lenders and the Letter of Credit Commitment shall have been terminated or the Revolving Credit Loans, all accrued and unpaid interest thereon, any Reimbursement Obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Agent, the Issuing Bank and the Lenders from or on behalf of the Borrower shall be applied by the Agent, the Issuing Bank and the Lenders in liquidation of the Revolving Credit Loans, the Reimbursement Obligations and the other obligations of the Borrower under the Loan Documents in the following manner and order:a. first, to the payment of interest on, and then the principal portion of, any Revolving Credit Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower;b. second, to the payment of any fees or expenses due the Agent from the Borrower;c. third, to reimburse the Agent, the Issuing Bank and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above) due from the Borrower pursuant to the provisions of Section 11.5;d. fourth, to the payment of accrued Fees and all other fees, expenses and amounts due under the Loan Documents (other than principal and interest on the Revolving Credit Loans and the Reimbursement Obligations);e. fifth, to the payment pro rata according to the outstanding principal balance of the Revolving Credit Loans and the Letter of Credit Exposure, of interest due on the Revolving Credit Loans and the Letter of Credit Exposure of each Lender;f. sixth, to the payment of principal outstanding on the Revolving Credit Loans and under the Reimbursement Agreements; and g. seventh, to the payment of any other amounts owing to the Agent, the Issuing Bank and the Lenders under any Loan Document.

X.   THE AGENT

     A.   APPOINTMENT

          Each of the Issuing Bank and each Lender hereby irrevocably designates and appoints BNY as the Agent of the Issuing Bank and such Lender under the Loan Documents and each of the Issuing Bank and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. The duties of the Agent shall be mechanical and administrative in nature, and, notwithstanding any provision to the contrary elsewhere in any Loan Document, the Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with, or fiduciary duty to, the Issuing Bank or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

     B.   DELEGATION OF DUTIES

          The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon, and shall be fully protected in, and shall not be under any liability for, relying upon, the advice of counsel concerning all matters pertaining to such duties.

     C.   EXCULPATORY PROVISIONS

          Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be a. liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Agent for its own gross negligence or willful misconduct), or b. responsible in any manner to the Issuing Bank or any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any other Credit Party or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Credit Party or any other Person to perform its obligations thereunder. The Agent shall not be under any obligation to the Issuing Bank or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the Property, books or records of the Borrower or any other Credit Party. The Issuing Bank and the Lenders acknowledge that the Agent shall not be under any duty to take any discretionary action permitted under the Loan Documents unless the Agent shall be instructed in writing to do so by the Issuing Bank and Required Lenders and such instructions shall be binding on the Issuing Bank and all Lenders and all holders of the Revolving Credit Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or is contrary to law or any provision of the Loan Documents. The Agent shall not be under any liability or responsibility whatsoever, as Agent, to the Borrower or any other Credit Party or any other Person as a consequence of any failure or delay in performance, or any breach, by the Issuing Bank or any Lender of any of its obligations under any of the Loan Documents.

     D.   RELIANCE BY AGENT

          The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by a proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any other Credit Party), independent accountants and other experts selected by the Agent. The Agent may treat the Issuing Bank or each Lender, as the case may be, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of the Issuing Bank or such Lender, as the case may be, in its Revolving Credit Loans, Revolving Credit Notes, the Letters of Credit and the Reimbursement Obligations, as applicable, until written notice of transfer, signed by the Issuing Bank or such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon the Issuing Bank, all the Lenders and all future holders of the Revolving Credit Notes and the Reimbursement Obligations.

     E.   NOTICE OF DEFAULT

          The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice thereof from the Issuing Bank, a Lender or the Borrower. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Issuing Bank, the Lenders and the Borrower. The Agent shall take such action with respect to such Default or Event of Default as shall be di-rected by the Required Lenders, provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

     F.   NON-RELIANCE ON AGENT AND OTHER LENDERS

          Each of the Issuing Bank and each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each of the Issuing Bank and each Lender represents to the Agent that it has, independently and without reliance upon the Agent, the Issuing Bank or any Lender, and based on such documents and information as it has deemed appropriate made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower or any other Credit Party and made its own decision to enter into this Agreement. Each of the Issuing Bank and each Lender also represents that it will, independently and without reliance upon the Agent, the Issuing Bank or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower or any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Issuing Bank and/or the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide the Issuing Bank or any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower or any other Credit Party which at any time may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     G.   INDEMNIFICATION

          Each Lender agrees to indemnify and hold harmless the Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata according to the aggregate of the outstanding principal balance of the Revolving Credit Loans and any unpaid Reimbursement Obligations (or at any time when no Revolving Credit Loans are outstanding and there are no unpaid Reimbursement Obligations, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the

Lenders (through the Agent) by the Borrower or any other Credit Party pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Revolving Credit Loans, the Revolving Credit Notes and the Reimbursement Obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the finally adjudicated gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its pro rata share of any unpaid fees owing to the Agent, and any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 11.5, to the extent that the Agent has not been paid such fees or has not been reimbursed for such costs and expenses, by the Borrower. The failure of any Lender to reimburse the Agent promptly upon demand for its pro rata share of any amount required to be paid by the Lenders to the Agent as provided in this Section shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its pro rata share of such amount, but no Lender shall be responsible for the failure of other Lender to reimburse the Agent for such other Lender's pro rata share of such amount. If after having been indemnified or reimbursed by the Lenders as provided by this Section, the Agent shall have received payment from the obligor in respect of the obligation or liability for which it received such indemnification or reimbursement from the Lenders, the Agent shall disburse to the Lenders an amount equal to the amount of the payment so received on a pro rata basis. The agreements in this Section shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment, and the payment of all amounts payable under the Loan Documents.

     H.   AGENT IN ITS INDIVIDUAL CAPACITY

          BNY and its affiliates may make secured or unsecured loans to, accept deposits from, issue letters of credit for the account of, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any other Credit Party as though BNY were not Agent hereunder and BNY Capital Markets did not arrange the transactions contemplated hereby. With respect to the Commitments made or renewed by BNY and the Revolving Credit Note issued to, and the Reimbursement Obligations owing to, BNY, BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall in each case include BNY.

     I.   SUCCESSOR AGENT

          If at any time the Agent deems it advisable, in its sole discretion, it may submit to the Issuing Bank and each of the Lenders a written notice of its resignation as Agent under the Loan Documents, such resignation to be effective upon the earlier of a. the written acceptance of the duties of the Agent under the Loan Documents by a successor Agent and b.

on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Issuing Bank and the Lenders, appoint a successor Agent, which successor Agent shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under the Loan Documents shall be terminated.
The Borrower, the other Credit Parties, the Issuing Bank and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it, and any amounts owing to it, while it was Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Issuing Bank and the Lenders entitled thereto during such time.


XI.  OTHER PROVISIONS

     A.   AMENDMENTS AND WAIVERS

          With the written consent of the Required Lenders, the Agent, the Issuing Bank and the Borrower and any other appropriate Credit Party may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the consent of the Required Lenders, the Agent on behalf of the Issuing Bank and the Lenders may execute and deliver to any such parties a written instrument waiving or a consent to a departure from, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that:

          1. no such amendment, supplement, modification, waiver or consent shall, without the consent of all of the Lenders,a. increase the Commitment Amount of any Lender or the Aggregate Commitment Amount, or extend the Maturity Date; b.decrease the rate, or extend the time of payment, of interest of, or change or forgive the principal amount or extend the time of payment of, or change the pro rata allocation of payments under, any Revolving Credit Note,c. release or discharge any Subsidiary Guarantor in respect of the Subsidiary Guaranty;d. reduce the amount, or extend the time of payment, of any Fee;e. change the provisions of

Sections 3.6, 3.10, 9.1(a), 9.1(b), 11.1 or 11.7(a), or f. change the definition of "Required Lenders"; and

          2. without the written consent of the Issuing Bank, no such amendment, supplement, modification or waiver shall change the Letter of Credit Commitment, change the amount or the time of payment of the Letter of Credit Commissions or change any other term or provision which relates to the Letter of Credit Commitment or the Letters of Credit or any other rights of the Issuing Bank under any Loan Document; and

          3. without the written consent of the Agent, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of
Section 10 or otherwise change any of the rights or obligations of the Agent hereunder or under the Loan Documents.

          Any such amendment, supplement, modification or waiver shall apply equally to the Issuing Bank and each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Issuing Bank, the Agent and all future holders of the Revolving Credit Notes and the Reimbursement Obligations. In the case of any waiver, the parties to the applicable Loan Document, the Issuing Bank, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Revolving Credit Notes and other Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Loan Documents may not be amended orally or by any course of conduct.

     B.   NOTICES

          All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after having been sent by overnight courier service, or when deposited in the mail (first-class postage prepaid and certified, return receipt requested), or, in the case of notice by telecopy, when sent, addressed as follows in the case of the Borrower, the Agent or the Issuing Bank, addressed to the Domestic Lending Office, in the case of each Lender, or addressed to such other addresses as to which the Agent may be hereafter notified by the respective parties thereto or any future holders of the Notes:

          The Borrower:

          The BISYS Group, Inc.
          150 Clove Road
          Little Falls, New Jersey  07424
          Attention: Executive Vice President/
                     Chief Financial Officer
          Telephone: (201) 812-8610
          Telecopy:  (201) 812-1217
          with a copy to

          The BISYS Group, Inc.
          150 Clove Road
          Little Falls, New Jersey  07424
          Attention: General Counsel
          Telephone: (201) 812-8607
          Facsimile: (201) 812-1217

          The Agent or the Issuing Bank:

          The Bank of New York
          One Wall Street
          Agency Function Administration
          18th Floor
          New York, New York 10286
          Attention:  Pina Impeduglia
          Telephone: (212) 635-4696
          Telecopy:  (212) 635-6365 or 6366 or 6367

          with a copy to:

          The Bank of New York
          385 Rifle Camp Road
          West Paterson, New Jersey  07424
          Attention: Frank S. Bridges,
                         Vice President
          Telephone: (201) 357-7712
          Facsimile: (201) 357-7705

except that any notice, request or demand by the Borrower to or upon the Agent, the Issuing Bank or the Lenders pursuant to Section 2.3, 2.7 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by telecopy or other electronic means as fully as if originally signed.

     C.   NO WAIVER; CUMULATIVE REMEDIES

          No failure to exercise and no delay in exercising, on the part of the Agent, the Issuing Bank or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     D.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND CERTAIN OBLIGATIONS

          1. All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

          2. The obligations of the Borrower under Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 11.5 and 11.8 shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of the Revolving Credit Loans, the Reimbursement Obligations and all other amounts payable under the Loan Documents.

     E.   PAYMENT OF EXPENSES AND TAXES

          The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Revolving Credit Loan is made or any Letter of Credit is issued a. to pay or reimburse the Agent and BNY Capital Markets for all their respective out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation, execution and syndication of, the Loan Documents and any amendment, supplement or modification thereto (whether or not executed or effective), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of Special Counsel,b. to pay or reimburse the Agent, the Issuing Bank and the Lenders for all of their respective costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred in connection with (1) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of any Credit Party under any of the Loan Documents and (2) the enforcement of this Section, and c. to pay, indemnify and hold each Lender, the Issuing Bank and the Agent and each of their respective officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents, the use of the proceeds of the Revolving Credit Loans and the Letters of Credit and the enforcement and performance of the provisions of any subordination agreement involving the Agent, the Issuing Bank and the Lenders (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment not prohibited under applicable law; provided, however, that the Borrower shall have no obligation to pay Indemnified Liabilities to the Agent, the Issuing Bank or any Lender arising from the finally adjudicated gross negligence or willful misconduct of the Agent, the Issuing Bank or such Lender or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Commitments of all of the

Lenders, the Letter of Credit Commitment and the payment of all amounts payable under the Loan Documents.

     F.   LENDING OFFICES

          1. Each Lender shall have the right at any time and from time to time to transfer its Revolving Credit Loans to a different office, provided that such Lender shall promptly notify the Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, provided, however, that no Lender shall be entitled to receive any greater amount under Sections 3.5,
3.7 and 3.10, as a result of a transfer of any such Revolving Credit Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

          2. Each Lender agrees that, upon the occurrence of any event giving rise to any increased cost or indemnity under Sections 3.5, 3.7 and 3.10 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Revolving Credit Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 3.5, 3.6, 3.7 and 3.10.

     G.   ASSIGNMENTS AND PARTICIPATIONS

          1. The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Bank, the Agent, all future holders of the Revolving Credit Notes and the Reimbursement Obligations, and their respective successors and assigns, except that neither the Borrower nor any other Credit Party may assign, delegate or transfer any of its rights or obligations under the Loan Documents without the prior written consent of the Agent, the Issuing Bank and each Lender.

          2. Each of the Issuing Bank and each Lender shall have the right at any time, upon notice to the Agent of its intent to do so, to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents to one or more of its affiliates, to one or more of the other Lenders (or to affiliates of such other Lenders) or, with the prior written consent of the Borrower, the Agent and the Issuing Bank (which consents shall not be unreasonably withheld and, in the case of the Borrower, shall not be required upon the occurrence and during the continuance of an Event of Default), to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents to any Eligible Assignee, provided that a. each such sale, assignment, transfer or negotiation (other than sales, assignments, transfers or negotiations (x) to its affiliates or (y) its entire interest) shall be in a minimum amount of $5,000,000 or such amount PLUS an integral multiple of $1,000,000 in excess thereof and b. there shall be paid to the Agent by it a fee (an "ASSIGNMENT FEE") of $3,000. For each assignment, the parties to such assignment shall execute and deliver to the Agent for its acceptance and recording an Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and recording by the Agent, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender or the Issuing Bank, as the case may be, thereunder shall be released from its obligations under the Loan Documents. The Borrower agrees upon written request of the Agent to execute and deliver (1) to such assignee, a Revolving Credit Note, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the Revolving Credit Loans assigned to, and Commitment assumed by, such assignee and (2) to such assignor Lender if it did not assign its entire interest, a Revolving Credit Note, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the balance of such assignor Lender's Commitment Amount, if any, and each assignor Lender shall cancel and return to the Borrower its existing Revolving Credit Note. The execution and delivery of Revolving Credit Notes pursuant to the preceding sentence shall be at the Borrower's expense unless the assignee is an Affiliate of the assignor, in which case the expense shall be borne by the assignor. Upon any such sale, assignment or other transfer, the Commitment Amounts set forth in Exhibit A shall be adjusted accordingly by the Agent and a new Exhibit A shall be distributed by the Agent.

          3. Each of the Issuing Bank and each Lender may, with the prior written consent of the Agent and the Issuing Bank (which consent shall not be unreasonably withheld), grant participations in all or any part of its rights under the Loan Documents to one or more Eligible Assignees, provided that a. its obligations under the Loan Documents shall remain unchanged,b. it shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations,c. the Borrower, the Issuing Bank, the Agent and the Lenders, as applicable, shall continue to deal solely and directly with it in connection with its rights and obligations under the Loan Documents,d. no sub-participations shall be permitted unless approved by the Agent and e. the voting rights of any holder of any participation shall be limited to decisions that only do any of the following:(1) subject the participant to any additional obligation,(2) reduce the principal of, or interest on the Revolving Credit Notes or any fees or other amounts payable under the Loan Documents,(3) postpone any date fixed for the payment of principal of, or interest on the Revolving Credit Notes or any fees or other amounts payable under the Loan Documents, or
(4) release any guarantor under any guaranty. The Borrower acknowledges and agrees that any such participant shall for purposes of Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10 and 3.11, be deemed to be a "Lender"; provided, however, the Borrower shall not, at any time, be obligated to pay any participant in any interest of the Issuing Bank or any Lender hereunder any sum which, when aggregated with the sums payable to other participants in the same interest and the sums payable to the Issuing Bank or Lender granting such participations, would be in excess of the sum which the Borrower would have been obligated to pay to the Issuing Bank or such Lender, as the case may be, in respect of such interest had the Issuing

Bank or such Lender, as the case may be, not sold such participation.

          4.   If any a. assignment is made pursuant to subsection (b) above or
b. any participation is granted pursuant to subsection (c) above, to any Person that is not a U.S. Person, such Person shall furnish such certificates, documents or other evidence to the Borrower and the Agent in the case of clause
(i), and to the Borrower and the Issuing Bank or the Lender which sold such participation, as the case may be, in the case of clause (ii), as shall be required by Section 3.10(c).

          5. Neither the Issuing Bank nor any Lender shall, as between and among the Borrower, the Issuing Bank, the Agent and such Lender, as the case may be, be relieved of any of its obligations under the Loan Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of its Revolving Credit Loans, its Revolving Credit Notes, its Commitment, the Letter of Credit Commitment, or the Reimbursement Agreements, as applicable, except that it shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its Revolving Credit Loans, its Commitment, its Revolving Credit Notes, the Letter of Credit Commitment, or the Reimbursement Agreements, as applicable, pursuant to subsection (b) above.

          6. Notwithstanding anything to the contrary contained in this Section, the Issuing Bank or any Lender may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.

     H.   INDEMNITY

          The Borrower agrees to defend, protect, indemnify, and hold harmless the Agent, BNY Capital Markets, the Issuing Bank and each and all of the Lenders, each of their respective Affiliates and each of the respective officers, directors, employees and agents of each of the foregoing (each an "INDEMNIFIED PERSON" and, collectively, the "INDEMNIFIED PERSONS") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel to such Indemnified Persons in connection with any investigative, administrative or judicial proceeding, whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, including any liabilities and costs under Environmental Laws, Federal, state or local health or safety laws, regulations, or common law principles, arising from or in connection with the past, present or future operations of the Borrower, any other Credit Party, or their respective predecessors in interest, or the past, present or future environmental condition of the Property of the Borrower or any of its Subsidiaries, the presence of asbestos-containing materials at any such Property, or the release or threatened release of any Hazardous Substance into the environment from any such Property) in any manner relating to or arising out of the Loan Documents, any commitment letter or fee letter executed and delivered by the Borrower or any of its Subsidiaries, the Issuing Bank and/or the Agent, the capitalization of the Borrower or any of its Subsidiaries, the Commitments, the Letter of Credit Commitment, the making of, issuance of, management of and participation in the Revolving Credit Loans or the Letters of Credit, or the use or intended use of the Letters of Credit and the proceeds of the Loans hereunder, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent the same (1) is found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or wilful misconduct of such Indemnified Person, (2) arises solely from claims between one such Indemnified Person and another such Indemnified Person, or (3) arises out of a final judgment relating hereto, rendered against such Indemnified Person in favor of the Borrower. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of all Indebtedness of the Credit Parties under the Loan Documents.

     I.   LIMITATION OF LIABILITY

          No claim may be made by the Borrower, any of its Subsidiaries, any Lender, the Issuing Bank, the Agent or other Person against the Borrower, any of its Subsidiaries, any Lender, the Issuing Bank, the Agent, or any directors, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any Loan Document, or any act, omission or event occurring in connection therewith, and each of the Borrower, its Subsidiaries, any such Lender, the Issuing Bank, the Agent or other Person hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     J.   COUNTERPARTS

          Each Loan Document (other than the Revolving Credit Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by telecopy shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower, the Issuing Bank and the Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by telecopy or other electronic means to the same extent as if originally signed.

     K.   ADJUSTMENTS; SET-OFF

          1. If any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or any part of the principal of its Revolving Credit Loans or the Reimbursement Obligations owing to such Lender, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1(h) or (i), or otherwise), in a greater proportion than any such payment to and collateral received by any other Lender in respect of the principal of such other Lender's Revolving Credit Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from each of the other Lenders such portion of each such other Lender's Revolving Credit Loans and Reimbursement Obligations, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Revolving Credit Loans and Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          2. In addition to any rights and remedies of the Issuing Bank and the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default, under Section 9.1(a) or (b), each of the Issuing Bank and each Lender shall have the right, without prior notice to the Borrower or any other Credit Party, any such notice being expressly waived by the Borrower and each other Credit Party to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrower or such other Credit Party, as the case may be, to the Issuing Bank or such Lender, as the case may be, any amount owing from the Issuing Bank or such Lender, as the case may be, to the Borrower or such other Credit Party, as the case may be, at, or at any time after, the happening of any of the above-mentioned events.
To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by the Issuing Bank or such Lender, as the case may be, against the Borrower or such other Credit Party, as the case may be, or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, re-ceiver, or execution, judgment or attachment creditor of the Borrower or such other Credit Party, as the case may be, or against anyone else claiming through or against the Borrower or such other Credit Party, as the case may be, or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by the Issuing Bank or such Lender, as the case may be, prior to the making, filing or issuance, or service upon the Issuing Bank or such Lender, as the case may be, of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each of the Issuing Bank and each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     L.   CONSTRUCTION

          Each party to a Loan Document represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the party drafting the same shall be inapplicable.

     M.   GOVERNING LAW

          The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws, but including Section 5-1401 of the General Obligations Law.

     N.   HEADINGS DESCRIPTIVE

          Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

     O.   SEVERABILITY

          Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

     P.   INTEGRATION

          All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Agent and/or the Issuing Bank and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the Issuing Bank and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower, the Agent, the Issuing Bank and the Lenders with respect to the subject matter thereof.

     Q.   CONSENT TO JURISDICTION

          Each party to a Loan Document hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each party to a Loan Document hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Credit Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

     R.   SERVICE OF PROCESS

          Each party to a Loan Document hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such party set forth in Section 11.2 of the applicable Loan Document executed by such party. Each party to a Loan Document hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

     S.   NO LIMITATION ON SERVICE OR SUIT

          Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Agent, the Issuing Bank or any Lender to serve process in any manner permitted by law or limit the right of the Agent, the Issuing Bank or any Lender to bring proceedings against any Credit Party in the courts of any jurisdiction or jurisdictions in which such Credit Party may be served.

     T.   WAIVER OF TRIAL BY JURY

          EACH OF THE AGENT, THE ISSUING BANK, THE LENDERS AND THE CREDIT PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, EACH CREDIT PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE ISSUING BANK, THE AGENT, OR THE LENDERS, OR COUNSEL TO THE

ISSUING BANK, THE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ISSUING BANK, THE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH CREDIT PARTY ACKNOWLEDGES THAT THE ISSUING BANK, THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

     U.   TREATMENT OF CERTAIN INFORMATION

          Each Lender, the Issuing Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower or any of its Subsidiaries pursuant to this Agreement which 1. is identified by such Person as being confidential at the time the same is delivered to such Lender, the Issuing Bank or the Agent, or 2. constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder, provided, however, that nothing herein shall limit the disclosure of any such information a. to the extent required by statute, rule, regulation or judicial process,b. on a confidential basis, to counsel to any of the Lenders, the Issuing Bank or the Agent, c.to bank examiners, auditors or accountants, and any analogous counterpart thereof,d. to the Agent, the Lenders, or the Issuing Bank
e. in connection with any litigation to which any one or more of the Lenders, the Issuing Bank or the Agent is a party,f. to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to keep such information confidential on substantially the same basis as set forth in this Section, or g. to any affiliate of the Agent, BNY Capital Markets, any Lender or the Issuing Bank that is a Section 20 securities affiliate of such Person or that is an affiliate of such Person reasonably believed by such Person to require such information in connection with the transactions contemplated by the Loan Documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              THE BISYS GROUP, INC.



                              By: __________________________
                              Name: ________________________
                              Title: _______________________


                              THE BANK OF NEW YORK,
                              Individually, as Issuing Bank
                              and as Agent



                              By: __________________________
                              Name: ________________________
                              Title: _______________________


                              THE BANK OF NOVA SCOTIA



                              By: __________________________
                              Name: ________________________
                              Title: _______________________


                              FIRST UNION NATIONAL BANK


                              By: __________________________
                              Name: ________________________
                              Title: _______________________

                              FLEET BANK, NATIONAL ASSOCIATION



                              By: __________________________
                              Name: ________________________
                              Title: _______________________



                              PNC BANK, NATIONAL ASSOCIATION



                              By: __________________________
                              Name: ________________________
                              Title: _______________________


                              CORESTATES BANK, N.A.



                              By: __________________________
                              Name: ________________________
                              Title: _______________________



                              THE FIRST NATIONAL BANK OF CHICAGO



                              By: __________________________
                              Name: ________________________
                              Title: _______________________